Exhibit 99.1

Table of Contents

1. SMB Master Program Agreement

2. Exhibit 1 to MPA — Definitions, Construction and Interpretation

3. SMB Seller Agreement

Effective January 1, 2012

The Receivables Exchange, 935 Gravier Street, 12th Floor, New Orleans, LA 70112

Toll Free: (800) 658-5880 Email: members@receivablesxchange.com

SMB MASTER PROGRAM AGREEMENT (E-SIGN)

by and between The Receivables Exchange, LLC and all Registered

Sellers and all Member Buyers of Traded Receivables

Effective as of January 1, 2012

SMB Master Program Agreement (E-Sign) (2.01 1/12) Copyright © 2012 The Receivables Exchange, LLC. All rights reserved. No third-party shall have the right to copy or emulate any provision of this copyrighted agreement or any feature of the TRE SMB Program, which is proprietary to TRE.

SMB MASTER PROGRAM AGREEMENT (E-SIGN)

TABLE OF CONTENTS

PART I.	SMB PROGRAM SUMMARY	1

1.1	THE SMB PROGRAM	1
1.2	TRE PLATFORM	1
1.3	SALES OF TRADED RECEIVABLES	2
1.4	RECOGNITION OF TRE’S PROPRIETARY RIGHTS	2

PART II.	ROLES OF TRE	2

2.1	THE SMB PROGRAM AND THE EXCHANGE	2
2.2	SELLER APPLICATION AND EVALUATION PROCESS	2
2.3	BUYER APPLICATION AND EVALUATION PROCESS	3
2.4	TRE’S ROLE AS PROGRAM ADMINISTRATOR	3
2.5	TRE’S ROLE AS COLLATERAL AGENT	3
2.6	TRE’S ACTIONS AND ADMINISTRATIVE DETERMINATIONS	3
2.7	ACCOUNTS, RECORD KEEPING, CERTIFICATES AND ADMINISTRATIVE DETERMINATIONS	3
2.8	SINGLE AUTHORITATIVE RECORD OF OWNERSHIP OF TRADED RECEIVABLES	4
2.9	RETURNED CHECKS, DRAFTS AND OTHER PAYMENT INSTRUMENTS; RIGHT TO WITHHOLD PAYMENT	4
2.10	BUYER AND SELLER FUNDS HELD BY TRE OR UNDER TRE’S CONTROL	4
2.11	FIDELITY INSURANCE	4

PART III.	CONTRACTUAL LIMITATION ON TRE’S RESPONSIBILITIES AND LIABILITY	4

3.1	WITH RESPECT TO BUYERS	4
3.2	WITH RESPECT TO SELLERS	5
3.3	FURTHER LIMITATIONS ON TRE’S LIABILITY	6
3.4	SECURITIES LAW DISCLAIMER	7
3.5	KNOWING WAIVER	7
3.6	LIMITATIONS ON THIRD-PARTY SERVICE PROVIDER LIABILITY	7

PART IV.	TRUE SALE	7

4.1	PARTY INTENT	7
4.2	TRUE SALE FOR ALL PURPOSES	8
4.3	LOUISIANA LAW APPLICABLE	8
4.4	APPLICABILITY OF LOUISIANA UCC §9-109(E) AND THE LOUISIANA EXCHANGE SALE OF RECEIVABLES ACT	8

PART V.	SELLER GENERAL REPRESENTATIONS AND WARRANTIES	9

5.1	ORGANIZATION	9
5.2	AUTHORIZATION	9
5.3	NO CONFLICT; NOTICE TO SELLER’S CREDITORS	9
5.4	LEGALITY, VALIDITY AND ENFORCEABILITY	10
5.5	NO SELLER EVENT OF DEFAULT	10
5.6	FINANCIAL INFORMATION	10
5.7	DISCLOSURE	10
5.8	MATERIAL LITIGATION; DEFAULT UNDER MATERIAL OBLIGATIONS; FORBEARANCE	10
5.9	SOLVENCY; BANKRUPTCY	10
5.10	TAXES	10
5.11	SECURITY INTEREST	10
5.12	ANTI-TERRORISM LAW	10
5.13	FOREIGN CORRUPT PRACTICES ACT	11

PART VI.	BUYER GENERAL REPRESENTATIONS AND WARRANTIES	11

6.1	ORGANIZATION	11
6.2	AUTHORIZATION	11
6.3	NO CONFLICT	11
6.4.	LEGALITY, VALIDITY AND ENFORCEABILITY	11
6.5	FINANCIAL ABILITY; SOLVENCY; BANKRUPTCY	11
6.6	ACCREDITED INVESTOR	11
6.7	NO BUYER EVENT OF DEFAULT	11
6.8	COMPLIANCE	11
6.9	ANTI-TERRORISM LAW	12
6.10	FOREIGN CORRUPT PRACTICES ACT	12

PART VII.	SELLER AFFIRMATIVE COVENANTS	12

7.1	EXISTENCE	12
7.2	PERFORMANCE OF SELLER’S OBLIGATIONS	12
7.3	BOOKS AND RECORDS OF ACCOUNTS; INSPECTION	12
7.4	TAXES AND OTHER CHARGES	12
7.5	COMPLIANCE WITH APPLICABLE LAW	12
7.6	SECURITY INTEREST	13
7.7	FURTHER ASSURANCES	13
7.8	PERFORMANCE UNDER SALES CONTRACTS; NOTICE OF DEFAULT	13
7.9	TAX WITHHOLDINGS	13
7.10	PAYMENT OF SALES AND OTHER TAXES	13

PART VIII.	SELLER NEGATIVE COVENANTS	14

8.1	CREATION OF LIENS	14
8.2	AMENDMENT TO ORGANIZATIONAL DOCUMENTS TRIGGERING SUBSEQUENT UCC FILING	14
8.3	ANTI-TERRORISM LAWS	14
8.4	TRADING WITH THE ENEMY ACT	14
8.5	DIVERSION OF FUNDS	14
8.6	ILLEGAL PURPOSE	14

PART IX.	BUYER AFFIRMATIVE COVENANTS	14

9.1	EXISTENCE	14
9.2	PERFORMANCE OF BUYER’S OBLIGATIONS	14
9.3	CONFIDENTIALITY OF SELLER INFORMATION, ACCOUNT DEBTOR INFORMATION AND TRE WORK PRODUCT DATA	15
9.4	BOOKS AND RECORDS	15
9.5	COMPLIANCE WITH APPLICABLE LAW	15
9.6	FURTHER ASSURANCES	15

PART X.	BUYER NEGATIVE COVENANTS	15

10.1	ANTI-TERRORISM LAWS	15
10.2	TRADING WITH THE ENEMY ACT	16
10.3	ILLEGAL PURPOSE	16

PART XI.	SELLER REPORTING REQUIREMENTS; NOTICES	16

11.1	FINANCIAL STATEMENTS	16
11.2	TAX RETURNS	16
11.3	SCHEDULES	16
11.4	NOTICES	16

PART XII.	BUYER NOTICE REQUIREMENTS	17

PART XIII.	SELLER DEFAULT	17

13.1	SELLER EVENTS OF DEFAULT	17
13.2	ENFORCEMENT RIGHTS	18

PART XIV.	BUYER DEFAULT	19

14.1	BUYER EVENTS OF DEFAULT	19
14.2	ENFORCEMENT RIGHTS	20

PART XV.	ARBITRATION	20

15.1	COMPULSORY BINDING ARBITRATION	20
15.2	LIMITATIONS	20
15.3	ELECTION TO ARBITRATE	20
15.4	LOCATION AND COSTS	21
15.5	EFFECTIVE ARBITRATION AWARD	21
15.6	MANDATORY APPLICATION OF LOUISIANA LAW; ARBITRATOR AUTHORITY	21
15.7	PART XV NOT SUBJECT TO FURTHER GLOBAL AMENDMENT	21

PART XVI.	MISCELLANEOUS	21

16.1	SELLER REIMBURSABLE EXPENSES	21
16.2	BUYER REIMBURSABLE EXPENSES	22
16.3	SELLER INDEMNIFICATION	23
16.4	BUYER INDEMNIFICATION	23
16.5	WAIVERS	23
16.7	GIVING OF NOTICE; ADDRESS OF NOTICES	24
16.8	AMENDMENTS IN WRITING	24
16.9	GLOBAL AMENDMENTS	24
16.10	SPECIFIC AMENDMENTS	25
16.11	PARTY CONFIDENTIALITY	25
16.12	RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION	25
16.13	SEVERABILITY; ENTIRE AGREEMENT	26
16.14	COUNTERPARTS; CAPTION HEADINGS	26
16.15	GOVERNING LAW	26
16.16	FORUM SELECTION; LOUISIANA COURTS; WAIVER OF RIGHT TO CLASS OR MULTIPARTY RECOVERY	26
16.17	WAIVER OF JURY TRIAL	27
16.18	RELATIONSHIP OF THE PARTIES; NO JOINT VENTURE	27
16.19	PUBLIC ANNOUNCEMENTS	27
16.20	REINSTATEMENT	27
16.21	NO THIRD-PARTY RIGHTS	28
16.22	SURVIVAL	28
16.23	INJUNCTIVE RELIEF OUTSIDE OF ARBITRATION	28
16.24	NO PUNITIVE OR EXEMPLARY DAMAGES	28
16.25	FORCE MAJEURE	28
16.26	POWER OF ATTORNEY	28
16.27	US DOLLARS	29
16.28	CERTIFICATION	29

PART XVII.	ELECTRONIC SIGNATURE AND ACCEPTANCE	29

Exhibit 1                                                Definitions/Interpretation/Construction

SMB MASTER PROGRAM AGREEMENT (E-SIGN)

This SMB Master Program Agreement is made and entered into by and between (1) each Seller that is approved, registered and authorized to offer its Receivables for sale at discount auction over The Receivables Exchange (the “Exchange”), and (2) each Buyer that is approved, registered and authorized to purchase Traded Receivables over the Exchange, and (3) The Receivables Exchange, LLC, as owner and operator of the Exchange and as Program Administrator and Collateral Agent. Seller or Buyer (as applicable) has agreed and consented to be bound and obligated under the terms and conditions of this SMB Master Program Agreement and of all other TRE SMB Program Agreements to which Seller or Buyer (as applicable) is or may be a party, by clicking “I Accept” at the appropriate location on the TRE Web site.

PREFACE

A.                                    This SMB Master Program Agreement sets forth in generally applicable terms: (i) a description of Services offered by TRE to Sellers and Buyers with respect to the Program and Program Transactions; (ii) the role of TRE; (iii) TRE’s limited responsibility and liability; (iv) the True Sale effects of sales of Traded Receivables; (v) Seller and Buyer general representations and warranties; (vi) Seller and Buyer affirmative and negative covenants; (vii) Seller reporting requirements; (viii) Seller and Buyer Events of Default and Enforcement Rights; and (ix) miscellaneous provisions and such other matters as included therein. Exhibit 1 to this Master Program Agreement also includes pertinent definitions and rules of construction and interpretation that apply to this Master Program Agreement and to each other Program Agreement.

B.                                    This SMB Master Program Agreement is supplemented by other SMB Program Agreements and by various addenda, schedules and exhibits, all of which shall comprise the agreements of the Parties with respect to the TRE SMB Program, the Exchange and SMB Program Transactions. All other SMB Program Agreements shall be subject to the general provisions of this SMB Master Program Agreement as a master document.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and with the intent are legally bound, each Seller and each Buyer absolutely, unconditionally and irrevocably agree to the following:

PART I.                                                  SMB Program Summary

1.1                               The SMB Program.

TRE has established the SMB Program in order to provide qualified small-to-medium sized businesses with access to an electronic market place over which Registered Sellers may offer Eligible Receivables for sale to Member Buyers, while at the same time providing Member Buyers the opportunity to purchase Traded Receivables on a discount auction basis.

1.2                               TRE Platform.

A.                                    TRE has established the TRE Platform over which (i) Registered Sellers may post Eligible Receivables for sale over the Exchange, (ii) Member Buyers may view Seller Posted Receivables and obtain Seller Information, Account Debtor Information and TRE Work Product Data that may be helpful in enabling prospective Buyers to decide, based solely on their own independent evaluation, whether to bid on Posted Receivables, and (iii) Member Buyers may submit Bids to purchase Posted Receivables.

B.                                    Access to the TRE Platform is limited solely to Registered Sellers and Member Buyers and is password and user i.d. protected.

C.                                    Each Seller and each Buyer shall permit only its authorized employees to access the TRE Platform, which authorized Persons at all times shall adhere in all material respects to TRE’s standards of party confidentiality provided in Sections 16.11 and 16.12 of this Agreement and TRE’s standards of internet security and privacy as provided in the Terms of Use and Privacy Statement available for review on the TRE Platform.

D.                                    Each Seller and each Buyer will be assigned a unique user name and password to access the TRE Platform. Each Seller and each Buyer shall be obligated to use commercially reasonable efforts to protect Seller’s or Buyer’s user name and password from misuse by Seller’s or Buyer’s employees, agents, third party contractors and service providers, and by all other Persons. Each Seller and each Buyer shall be responsible for all SMB Program Transactions and other actions that take place over the TRE Platform under Seller’s or Buyer’s user name and password that are initiated by (i) Seller’s or Buyer’s employees and agents, or (ii) by other Persons that Seller or Buyer, using commercially reasonable efforts, should have prevented from accessing the TRE Platform using Seller’s or Buyer’s user name and password.

1.3                               Sales of Traded Receivables.

A.                                    All Seller postings of Receivables and all Buyer submitted Bids shall be exclusively made on and over the TRE Platform.

B.                                    All sales of Traded Receivables between any Registered Seller and any Member Buyer shall conclusively be deemed to take place and be Consummated at TRE’s offices in New Orleans, Louisiana, and the sale, transfer and assignment of all of the Seller’s property rights, title and interests in and to Traded Receivables and the Collection Proceeds thereof to the Buyer shall be deemed, in all respects, to be exclusively subject to the substantive laws of the State of Louisiana, including specifically the Louisiana Exchange Sale of Receivables Act (La. R.S. 9:3137.1 et seq.) and Section 9-109(e) of the Louisiana UCC (La. R.S. 10:9-109(e)).

1.4                               Recognition of TRE’s Proprietary Rights.

A.                                    Each Seller and each Buyer specifically recognizes the innovative features and the combination of innovative features of the SMB Program, the Exchange, the TRE Platform, and the SMB Program Agreements, as well as the proprietary ownership rights of TRE therein and thereto. To that end, each Seller and each Buyer agrees and covenants not to copy or emulate the SMB Program or any proprietary feature or component of the SMB Program, the Exchange, the TRE Platform, or the SMB Program Agreements, whether for the use or benefit of Seller or Buyer or for the use or benefit of any other Person, other than for the purpose of selling and purchasing Traded Receivables over the Exchange.

B.                                    Each Seller and each Buyer further acknowledges and agrees that TRE shall retain sole and exclusive ownership of the Exchange, the SMB Program, the TRE Platform, and their related systems, and of all rights, title and interests therein, including all Intellectual Property rights associated therewith. Each Seller and each Buyer shall not, and shall not permit Seller’s or Buyer’s employees, agents, third-party service providers or others, to edit, copy, modify, reverse engineer, disassemble, decompile, or otherwise seek to discover or derive the source code, proprietary logic, design or structure of the TRE Platform and its related systems, or incorporate any portion of the TRE Platform or its related systems into its own services, products, inventions, works or Intellectual Property. Neither this Agreement nor any other SMB Program Agreement to which Seller or Buyer may be a Party shall be deemed to grant Seller or Buyer any right, title or interest in the Exchange, the SMB Program or Intellectual Property rights associated therewith. Each Seller and each Buyer shall have no right to access, use, copy, or divulge any Confidential Information obtained from or through TRE except for the exclusive purpose of effectuating SMB Program Transactions. Each Seller and each Buyer shall not use any of the trademarks, service marks, logos or trade names of or used by TRE in connection with the Exchange or SMB Program Services, or any Intellectual Property associated therewith without the prior written consent of TRE.

PART II.                                              ROLES OF TRE

2.1                               The SMB Program and the Exchange.

The roles of TRE incident to the SMB Program are those of Program Administrator, Collateral Agent for each Buyer, and owner and operator of the Exchange. Each Seller and each Buyer acknowledges and agrees that (i) the Exchange is not an “exchange” as defined in the Exchange Act or otherwise regulated by the Securities and Exchange Commission or any other securities regulator, and (ii) TRE will not be a counter-party to the purchase and sale of any Traded Receivable.

2.2                               Seller Application and Evaluation Process.

As part of the Seller application process, TRE will (i) process Seller applications for registration on the Exchange, (ii) obtain organizational, financial and other information with respect to the Seller applicant and its Affiliates (if any), (iii) seek to verify that the Seller applicant exists as a legal entity, (iv) review submitted Seller Information and Account Debtor Information, (v) conduct background checks with respect to the Seller applicant, (vi) conduct UCC searches for the purpose of determining whether any Priming Liens exist, and (vii) prepare and file UCC financing statements for the purpose of perfecting a Security Interest in Seller Collateral.

2.3                               Buyer Application and Evaluation Process.

As part of the Buyer application process, TRE will (i) review Buyer applications for membership on the Exchange including accreditation information, (ii) seek to verify that the Buyer applicant exists as a legal entity, (iii) conduct Anti-Terrorism Law and related public record searches with respect to the Buyer applicant, and (iv) review submitted Buyer information.

2.4                               TRE’s Role as Program Administrator.

TRE, as Program Administrator, will render the following administrative services to each Registered Seller and each Member Buyer: (i) administering the SMB Program; (ii) administering postings of Receivables, bidding, Auctions and awarding of Auctions to Winning Bidders; (iii) determining the Winning Bids; (iv) determining the Purchase Price of an Auction (iii) maintaining a single, exclusive authoritative record with respect to the ownership of Traded Receivables and Ownership Shares therein; (iv) receiving the Advance Amount and Buyer Fees from Buyers and transmitting the Net Advance Amount to Sellers; (v) maintaining a record of receipts of Collection Proceeds; (vi) determining, paying and transmitting Buyer Remittance Payments; (vii) determining, paying and transmitting Seller Remittance Payments; (viii) determining and applying the amount of applicable Seller Fees and Buyer Fees; (ix) determining, paying, transmitting and otherwise applying Other Proceeds of Other Receivables deposited into the TRE controlled Lockbox Account; (x) determining Repurchase Dates and Repurchase Prices; (xi) monitoring the occurrence of Account Debtor Events of Default, Seller Events of Default and Buyer Events of Default and reporting those events that become known to TRE; and (xii) taking such additional actions incident to the SMB Program as TRE may determine to be necessary and appropriate under the circumstances.

2.5                               TRE’s Role as Collateral Agent.

TRE will act as Collateral Agent on behalf of each Member Buyer with respect to (i) holding, maintaining and perfecting the Security Interest in Seller Receivables posted for sale over the Exchange, (ii) filing a UCC-1 financing statement against each Registered Seller and with respect to Seller Collateral, (iii) maintaining the effectiveness of such filings under the UCC, (iv) taking actions in response to Account Debtor Events of Default, Seller Events of Default and Buyer Events of Default, (v) exercising Enforcement Rights against Defaulting Account Debtors, Defaulting Sellers and Defaulting Buyers, and (vi) taking such additional actions as TRE may determine to be necessary and appropriate under the circumstances.

2.6                               TRE’s Actions and Administrative Determinations.

Each Seller and each Buyer agrees that TRE may take any of the actions listed in Sections 2.4 and 2.5 above, and as otherwise provided in this Agreement or any other SMB Program Agreement, as TRE may deem to be necessary and appropriate in TRE’s Administrative Discretion, and in the absence of demonstrable error, all such Administrative Determinations shall be definitive, final and binding on all Parties.

2.7                               Accounts, Record Keeping, Certificates and Administrative Determinations.

A.                                    TRE will maintain a record of each Auction sale of a Traded Receivable over the Exchange, which record will specify (i) the date of such sale, (ii) the Invoice number of each Traded Receivable in the Basket or other information sufficient to identify such Traded Receivable, (iii) the identity of each Buyer and its Ownership Share, (iv) and the Purchase Price. All such records shall be conclusive evidence of the sale of Traded Receivables over the Exchange, absent demonstrable error.

B.                                    TRE will maintain all records (including copies of each SMB Program Agreement) in readily accessible form for seven (7) years after the last SMB Program Transaction to which such records relate. TRE will make all records referred to in Section 2.7(A) above (other than Buyer identities) available to the Seller or the Buyer in a form and format reasonably requested by the Seller or the Buyer, and allow the Seller or the Buyer to make and keep copies thereof and extracts therefrom.

C.                                    TRE shall have no obligation whatsoever to disclose to any Seller the identity of any Buyer of the Seller’s Traded Receivables, and TRE shall have no obligation to disclose to any Buyer the identities of other Buyers of the same Seller’s Receivables. The identity of Buyers and potential Buyers of Traded Receivables is Confidential Information.

D.                                    All records maintained by TRE in connection with the SMB Program, the SMB Program Agreements and SMB Program Transactions, and each and every certification or Administrative Determination by TRE with respect thereto, are and shall be conclusive evidence, absent demonstrable error, of the matters to which they relate.

2.8                               Single Authoritative Record of Ownership of Traded Receivables.

Each Seller and each Buyer agrees that, absent demonstrable error, TRE’s records with respect to sales of Traded Receivables over the Exchange shall serve as the single and exclusive authoritative record of the ownership of Traded Receivables and of undivided Ownership Shares therein among Multiple Buyers.

2.9                               Returned Checks, Drafts and Other Payment Instruments; Right to Withhold Payment.

A.                                    Each Seller and each Buyer shall immediately pay TRE, on demand, the amount of any payment that TRE may have previously made to the Seller or the Buyer, and which TRE, in its Administrative Discretion, determines should or must be reversed due to any one or more of a variety of reasons, including (i) TRE error or error on the part of TRE’s agent bank, (ii) the direct funding source of TRE’s payment (e.g., the check, draft, ACH transfer or other payment instrument received from an Account Debtor, or wire transfer from a Seller or Buyer) is returned unpaid or is reversed for any reason, or is subject to stop-payment or defense to payment of any kind (including alleged unauthorized signature or endorsement), resulting in TRE or TRE’s agent bank returning the previously paid amount, (iii) TRE or its agent bank is legally required to return such payment to the payor (e.g., as a result of such payment being deemed to be a preferential transfer or fraudulent conveyance), or (iv) TRE reasonably believes that it is necessary to turn such funds over to a third Person having rights thereto or into the registry of a court of law.

B.                                    The Seller or the Buyer shall be absolutely obligated to pay such amounts to TRE immediately following demand, without any ability to dispute such payment, which right is knowingly and willingly waived. Seller and Buyer further agree that TRE may initiate Direct Debit Transfers out of the Seller’s or the Buyer’s deposit account with Seller’s or Buyer’s bank to pay such amounts owed to TRE, or alternatively, TRE may set off the amount so owed against any sum that may then or thereafter be owed to the Seller or the Buyer.

C.                                    Each Seller and each Buyer agrees that, should TRE determine in its reasonable judgment that payments received by TRE are subject to reversal or superior claims of third Persons before TRE transmits such funds to Seller or Buyer, TRE may withhold payment of such funds to the Seller or the Buyer.

2.10                        Buyer and Seller Funds Held by TRE or under TRE’s Control.

To the extent that TRE may hold or have control over funds belonging to a Seller or Buyer, which are not otherwise due to TRE or to another Party, or which are not held by TRE to secure a Seller or Buyer obligation, TRE shall hold such funds in trust for and on behalf of the owner thereof, separate and apart from TRE’s general operating and other funds.

2.11                        Fidelity Insurance.

To the extent reasonably available in the marketplace, TRE will purchase and maintain fidelity insurance in such amounts as TRE deems reasonably sufficient to protect Sellers and Buyers from theft, misappropriation and conversion by TRE employees or agents of funds and moneys otherwise owned by or due to Sellers or Buyers, which insurance may provide for such limitations on coverages, deductibles, and exclusions as TRE may reasonably determine to be appropriate in TRE’s Administrative Discretion.

PART III.                                          CONTRACTUAL LIMITATION ON TRE’S RESPONSIBILITIES AND LIABILITY

3.1                               With Respect to Buyers.

TRE and TRE Related Persons shall not be responsible for, nor does TRE make any promise, representation or warranty to Buyer with respect to:

(i)                                    omission of facts, acts of fraud, or misrepresentation by any Seller, or Key Principal of Seller, or any Account Debtor, and whether any Traded Receivable validly exists and represents the bona fide Invoice Payment Obligation of the Account Debtor enforceable in accordance with terms communicated to the Buyer; and

(ii)                                whether any Posted Receivable meets the requirements of a Eligible Receivable; and

(iii)                            the ultimate collectability and collection of any Traded Receivable; and

(iv)                               whether any Traded Receivable purchased by Buyer over the Exchange will result in the return anticipated by Buyer, or will otherwise perform up to Buyer’s expectations; and

(v)                                   any Seller Diversion of funds otherwise due to TRE, or to Buyer, or to be deposited into the TRE controlled Lockbox Account with the Lockbox Account Bank; and

(vi)                            any default by any Seller or by a Key Principal of Seller under any SMB Program Agreement; and

(vii)                           any actions or inactions by the Lockbox Account Bank or by any other third-party service provider; and

(viii)                       any breach of TRE’s standards of party confidentiality as provided in Sections 16.11 and 16.12 of this Agreement, or any breach of TRE’s standards of internet security and privacy provided in the Terms of Use and Privacy Statement available on the TRE Platform; and

(ix)                              whether any court, arbitrator in arbitration, or Governmental Authority will recognize the Parties’ stated intent and hold that sales of Traded Receivables over the Exchange result in True Sales under Applicable Law; and

(x)                                  whether TRE has a first priority Security Interest in Seller’s Traded Receivables and other Seller Collateral, and whether TRE has obtained a Priming Lien Holder Authorization and Consent permitting the Seller’s Traded Receivables to be sold over the Exchange on a free and clear basis; and

(xi)                              whether the Seller Information, Account Debtor Information, and TRE Work Product Data provided to Buyer are sufficient to permit Buyer to make an informed decision whether to purchase Seller Posted Receivables.

EACH BUYER KNOWINGLY AND WILLINGLY ACCEPTS THE FOREGOING RISKS, AND ALL ASSOCIATED LIEN PRIORITY, INSOLVENCY, BANKRUPTCY, FRAUDULENT CONVEYANCE AND PREFERENTIAL TRANSFER RISKS, AND BUYER FOREVER ACQUITS, RELEASES AND ABSOLVES TRE AND ALL TRE RELATED PERSONS FROM ANY AND ALL RESPONSIBILITY OR LIABILITY THEREFOR OR THEREFROM (OTHER THAN TO THE EXTENT ARISING OUT OF TRE’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCOUNDUCT). EACH BUYER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT TRE’S ROLE IS LIMITED TO THAT OF A PASSIVE INTERMEDIARY PROVIDER OF AN ONLINE MARKETPLACE, AND TRE WILL NOT BE A COUNTER-PARTY TO ANY SMB PROGRAM TRANSACTION. TRE’S OBLIGATIONS TO BUYER HEREUNDER, OR OTHERWISE, ARE AND SHALL BE LIMITED TO THOSE SPECIFICALLY PROVIDED IN THIS AGREEMENT TO THE EXCLUSION OF ALL OTHER OBLIGATIONS AND RESPONSIBILITIES.

NO COURSE OF DEALING OR ACTIONS OR INACTIONS ON THE PART OF TRE OR ANY TRE RELATED PERSON BEYOND THOSE PROVIDED IN THIS AGREEMENT, OR IN ANY OTHER SMB PROGRAM AGREEMENT, SHALL SUBJECT TRE OR ANY TRE RELATED PERSON TO ANY LIABILITY WHATSOEVER TO BUYER OR ANY THIRD PERSON UNDER ANY CAUSE OF ACTION OR THEORY OF RECOVERY, WHETHER BASED IN TORT, OR BREACH OF CONTRACT, OR BREACH OF DUTY, OR OTHERWISE, WITH BUYER SPECIFICALLY AND UNCONDITIONALLY RELEASING AND RELIEVING TRE AND ALL TRE RELATED PERSONS FROM ALL RESPONSIBILITY AND LIABILTY WITH RESPECT THERETO.

3.2                               With Respect to Sellers.

TRE shall not be responsible for, nor does TRE make any promise, representation or warranty to any Seller with respect to:

(i)                                    whether any Buyer will bid on and purchase any of Seller’s Receivables posted for sale over the Exchange; and

(ii)                                whether any Buyer will default under its Purchase Obligation to Consummate the purchase of any Posted Receivable when Buyer submits the Winning Bid; and

(iii)                            whether any Buyer will misuse or misapply Seller Information, Account Debtor Information, or TRE Work Product Data provided to Buyer or otherwise in Buyer’s possession; and

(iv)                               whether any Buyer will otherwise default under Buyer’s obligations under the SMB Program Agreements to which Buyer is a Party; and

(v)                                   whether the SMB Program Agreements are enforceable against Buyer in accordance with their respective terms; and

(vi)                               any actions or inactions by the Lockbox Account Bank or by any other third-party service provider; and

(vii)                           any breach of TRE’s standards of party confidentiality as provided in Sections 16.11 and 16.12 hereof, or any breach of TRE’s standards of internet security and privacy provided in the Terms of Use and Privacy Statement available on the TRE Platform; and

(viii)                       any omission of material fact, acts of fraud or misrepresentation, made by any Buyer.

EACH SELLER KNOWINGLY AND WILLINGLY ACCEPTS THE FOREGOING RISKS, AND ALL ASSOCIATED PAYMENT, INSOLVENCY, BANKRUPTCY, FRAUDULENT CONVEYANCE AND PREFERENTIAL TRANSFER RISKS, AND SELLER ACQUITS, RELEASES AND ABSOLVES TRE AND ALL TRE RELATED PERSONS FROM ANY AND ALL RESPONSIBILITY OR LIABILITY THEREFOR OR THEREFROM (OTHER THAN TO THE EXTENT ARISING OUT OF TRE’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH SELLER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT TRE’S ROLE IS LIMITED TO THAT OF A PASSIVE INTERMEDIARY PROVIDER OF AN ONLINE MARKETPLACE, AND TRE WILL NOT BE A COUNTER-PARTY TO ANY SMB PROGRAM TRANSACTION. TRE’S OBLIGATIONS TO SELLER ARE AND SHALL BE LIMITED TO THOSE SPECIFICALLY PROVIDED IN THIS AGREEMENT TO THE EXCLUSION OF ALL OTHER OBLIGATIONS AND RESPONSIBILITIES.

NO COURSE OF DEALING OR ACTIONS OR INACTIONS ON THE PART OF TRE OR ANY TRE RELATED PERSON BEYOND THOSE PROVIDED IN THIS AGREEMENT, OR IN ANY OTHER SMB PROGRAM AGREEMENT, SHALL SUBJECT TRE OR ANY TRE RELATED PERSON TO ANY LIABILITY WHATSOEVER TO SELLER OR TO ANY THIRD PERSON UNDER ANY CAUSE OF ACTION OR THEORY OF RECOVERY, WHETHER BASED IN TORT, OR BREACH OF CONTRACT OR BREACH OF DUTY, OR OTHERWISE, WITH SELLER SPECIFICALLY AND UNCONDITIONALLY RELIEVING AND RELEASING TRE AND ALL TRE RELATED PERSONS FROM ALL RESPONSIBILITY AND LIABILTY WITH RESPECT THERETO.

3.3                               Further Limitations on TRE’s Liability.

A.                                    Each Seller and each Buyer agrees that, in the absence of TRE’s fraud, willful misconduct or Gross Negligence, neither TRE or any TRE Related Person shall be liable for any loss or claim, including, loss of profits, loss of opportunity, loss of use, transaction losses, loss of other costs or savings, nor for any direct damages suffered, or costs and expense incurred by any Seller, or by any Buyer, or by any Account Debtor, or any other Person of any nature or from any cause whatsoever, whether direct, incidental, special, indirect or consequential, arising out of a furnishing, performance, maintenance, or use of, or an inability to use the Exchange, the SMB Program, equipment, communication lines, software, databases, manuals and other materials furnished or offered by or on behalf of TRE, notwithstanding that TRE may have been advised of the possibility that damages may or will arise in any given situation. Furthermore, TRE and each TRE Related Person shall not be liable in any way for any inaccuracy, error or delay in, or omissions of a transmission, or delay in providing Services, in the absence of TRE’s willful misconduct, or Gross Negligence.

B.                                    Each Seller and each Buyer further agrees that, in the absence of TRE’s willful misconduct or Gross Negligence, TRE and each TRE Related Person shall have no responsibility or liability whatsoever to any Seller, or to any Buyer, or to any other Person for (i) the non-functioning or non-availability of the internet or the TRE Platform, (ii) any breach or breaches of TRE’s standards of party confidentiality, internet security and privacy and the consequences thereof, including acts of identity theft or fraud by third Persons, or (iii) the accuracy of any Seller Information, Account Debtor Information, TRE Work Product Data or other information with respect to the SMB Program and SMB Program Transactions.

C.                                    Furthermore, TRE and each TRE Related Person shall have no responsibility or liability whatsoever for any loss, damage or injury caused in whole or in part by TRE’s agents and third-party service providers (i) in procuring, compiling, collecting, interpreting, reporting or delivering, or failing to procure, compile, collect, interpret, report or deliver documents, reports, summaries, data and other information incident to the SMB Program and SMB Program Transactions, (ii) the preparation and filing UCC financing statements and other perfection documents, (iii) the inaccuracy or incompleteness of any filings or searches conducted by TRE or its agents, (iv) the actions of third-party carriers or correspondents, or (v) the appropriateness of filing locations.

THERE IS NO GUARANTEE THAT THE SMB PROGRAM OR THE SERVICES TO BE PROVIDED BY TRE WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF ANY SELLER OR ANY BUYER, OR BE ERROR-

FREE OR OPERATE WITHOUT INTERRUPTION OR DELAY, PROVIDED THAT TRE WILL USE COMMERCIALLY REASONABLE EFFORTS TO MINIMIZE ANY SUCH ERROR, INTERRUPTION OR DELAY.

3.4                               Securities Law Disclaimer.

A.                                    Each Seller and each Buyer agrees and acknowledges that Receivables offered for sale and sold over the Exchange are not “securities” under any Securities Law and are not registered with the Securities and Exchange Commission or with the securities commission of any state or jurisdiction. Furthermore, nothing under this Agreement, or a Buyer’s subsequent resale of a Traded Receivable or Ownership Shares therein to a Subsequent Buyer, or any course of dealing by and between the Parties, shall be construed by any Person, or Governmental Authority, or by any court or arbitrator in arbitration, to result in any Receivable or Ownership Share therein becoming a “security” under any Securities Law, or to require that Receivables or Ownership Shares therein be registered with the Securities and Exchange Commission or with the securities commission of any state or jurisdiction.

B.                                    Each Buyer further agrees and acknowledges it is not the role of TRE, nor will TRE provide investment related or other advice and counsel to Buyer as to the purchase of specific Receivables over the Exchange. Buyer and Buyer alone shall make its own decisions whether to bid on and to purchase specific Receivables posted for sale on the TRE Platform based, in whole or in part, on the Buyer’s independent review and analysis of relevant Seller Information, Account Debtor Information and TRE Work Product Data available to Buyer, and Buyer’s own due diligence and evaluation of the Seller’s and Account Debtor’s creditworthiness.

TRE MAKES NO PROMISE, REPRESENTATION OR WARRANTY WHATSOEVER TO ANY BUYER (OR SEUBEQUENT BUYER) WHETHER ANY TRADED RECEIVABLE PURCHASED BY BUYER OVER THE EXCHANGE WILL RESULT IN THE RETURN ANTICIPATED BY BUYER, OR WILL OTHERWISE PERFORM UP TO BUYER’S EXPECTATIONS, WITH BUYER KNOWINGLY AND WILLINGLY ASSUMING ALL RISKS OF LOSS AND NON-PERFORMANCE ASSOCIATED WITH SUCH PURCHASES.

3.5                               Knowing Waiver.

EACH SELLER AND EACH BUYER KNOWINGLY AND WILLINGLY AGREES AND CONSENTS TO THE LIMITATIONS ON TRE’S RESPONSIBILITIES AND LIABILITY UNDER SECTIONS 3.1, 3.2, 3.3 AND 3.4 ABOVE, AND FURTHER KNOWINGLY AND WILLINGLY WAIVES ANY AND ALL CLAIMS THAT SELLER OR BUYER MAY HAVE AGAINST TRE OR ANY TRE RELATED PERSON ARISING OUT OF OR IN ANY WAY ACCRUING FROM ANY OF THE FOREGOING. THE SMB PROGRAM AND ALL SERVICES ARE PROVIDED “AS IS,” WITHOUT WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ANY IMPLIED WARRANTY ARISING FROM TRADE USAGE, COURSE OF VIEWING OR COURSE OF PERFORMANCE, AND OF ANY OTHER WARRANTY OR OBLIGATION WITH RESPECT TO THE EXCHANGE, ITS USERS, OR ANY SOFTWARE OR OTHER MATERIALS FURNISHED, MADE AVAILABLE OR OFFERED TO BUYERS AND SELLERS, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED.

3.6                               Limitations on Third-Party Service Provider Liability.

To the extent that TRE may enter into agreements with one or more third-party providers of services relating to the SMB Program, any and all limitations on the liability or the responsibilities (including, without limitation, any disclaimers of liability) benefiting such third-party service providers that TRE may agree to, shall be binding on and fully enforceable against all Sellers and Buyers of Traded Receivables, such that Sellers and Buyers have no greater rights or remedies against such third-party service providers than TRE otherwise might have or engage. Each Seller and each Buyer further agrees that third-party service providers may rely on the foregoing covenant when entering into agreements with TRE.

PART IV.                                         TRUE SALE

4.1                               Party Intent.

IT IS THE STATED INTENT OF THE PARTIES AND OF EACH AND EVERY ONE OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, MEMBERS AND OWNERS, THAT ALL PURCHASES AND SALES OF TRADED RECEIVABLES OVER THE EXCHANGE SHALL FOR ALL PURPOSES CONSTITUTE AND RESULT IN TRUE SALES OF A 100% OWNERSHIP INTEREST IN AND TO EACH TRADED RECEIVABLE AND ALL COLLECTION PROCEEDS THEREOF, WITH ALL OF SELLER’S RIGHTS, TITLE AND INTEREST (WHETHER LEGAL, EQUITABLE OR BENEFICIAL) AND ALL CONTROL THEREIN AND THERE OVER BEING FULLY TRANSFERRED TO AND THEREAFTER BEING SOLELY VESTED IN BUYER. THE PARTIES AND EACH AND EVERY ONE OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS,

MEMBERS AND OWNERS, FURTHER INTEND THAT ALL PURCHASES AND SALES OF TRADED RECEIVABLES OVER THE EXCHANGE NOT BE CONSTRUED BY ANY PERSON, INCLUDING BY ANY GOVERNMENTAL AUTHORITY OR BY ANY COURT OR ARBITRATOR IN ARBITRATION, AS A LOAN OF MONEY BY THE BUYER TO THE SELLER OR AS A TRANSACTION INTENDED AS SECURITY UNDER THE UCC OR ANY OTHER APPLICABLE LAW.

4.2                               True Sale for All Purposes.

A.                                    It is the further stated intent of the Parties, and of each and every one of their respective officers, directors, managers, partners, members and owners, that all purchases and sales of Traded Receivables over the Exchange result in True Sales of such Receivables for all purposes, including permitting Buyer (i) to carry the Traded Receivable as a financial asset on Buyer’s books and records, (ii) to grant a Security Interest in the Traded Receivable in favor of Buyer’s creditors, and (iii) to resell the Traded Receivable to a Subsequent Buyer.

B.                                    Seller shall reflect each sale of a Traded Receivable over the Exchange as a true and complete sales, transfer and assignment on Seller’s books, records and computer files, and Seller shall advise all Persons inquiring about the ownership of Traded Receivables that such Receivables are no longer owned by Seller and are now owned by one or more third-party Buyers.

4.3                               Louisiana Law Applicable.

The Parties agree and covenant that all purchases and sales of Traded Receivables over the Exchange, and the sales transfer and assignment of all of the Seller’s ownership rights, title and interests therein and thereto to the Buyer, shall conclusively be deemed to have been Consummated and to having taken place at TRE’s offices in New Orleans, Louisiana, and that such sale, transfer and assignment of rights shall be exclusively governed by and under the substantive laws of the State of Louisiana irrespective of the conflicts of law principles of that state.

4.4                               Applicability of Louisiana UCC §9-109(e) and the Louisiana Exchange Sale of Receivables Act.

A.                                    The Parties agree and affirm their intent that all purchases and sales of Traded Receivables over the Exchange are made subject to Section 9-109(e) of the Louisiana UCC, which provides:

§9-109. Scope

* * *

(e) Certain sales. The application of this Chapter to the sale of accounts, chattel paper, payment intangibles, or promissory notes is not intended and shall not be used to recharacterize that sale as a transaction to secure indebtedness, but is intended to protect buyers of those assets by providing a notice filing system. For all purposes, in the absence of fraud or intentional misrepresentation, the parties’ characterization of a transaction as a sale of accounts, chattel paper, payment intangibles, or promissory notes shall be conclusive that the transaction is a true sale and is not a secured transaction and that title has passed to the Party characterized as the buyer, regardless of whether the buyer (secured party) has any recourse against the seller (debtor), whether the seller is entitled to any surplus, whether the buyer has possession of the note, contract, account agreement, invoice, or other evidence of indebtedness, or any other term of the parties’ agreement.

B.                                    The Parties further recognize and agree that all purchases and sales of Receivables over the Exchange additionally are subject to the Louisiana Exchange Sale of Receivables Act (La. R.S. 9: 3131.1, et seq.), and specifically to the provisions of La. R.S. 9:3131.5, which states:

§3131.5. True sales of receivables; not subject to recharacterization; simulation

A. All sales of receivables over exchanges subject to the scope of this Part as provided by R.S. 9:3131.4(A) shall conclusively result in consummated true sales for all purposes, and not be limited to a bankruptcy context, with the buyer acquiring all of the seller’s rights, title and interests in and to the traded receivables and the collection proceeds thereof, and with the seller retaining no vestiges of legal or equitable interest in the receivables sold.

B. As true sales, sales of receivables over exchanges located in this state shall not be subject to recharacterization as loans, extensions of credit, or other credit accommodations by the seller to the buyer, notwithstanding that the seller may be obligated to repurchase the receivable, or the buyer may otherwise have recourse against the seller if the receivable is not paid when due, and further notwithstanding that the seller may be entitled to receive a portion of the collection proceeds. Furthermore, sales of receivables over exchanges located in this state shall not be construed, under any circumstance, to be a simulated sale under the simulation articles of the Civil Code.

PART V.                                             SELLER GENERAL REPRESENTATIONS AND WARRANTIES

Seller makes the following general representations and warranties to TRE and to each Buyer and prospective Buyer of Seller’s Traded Receivables (i) as of the date that Seller agrees to be bound and obligated under this Agreement and each other SMB Program Agreement to which Seller is a Party, and again (ii) as of each date that Seller posts a Receivable for sale over the Exchange.

5.1                               Organization.

Seller is duly organized and in good standing under the laws of Seller’s jurisdiction of organization and is duly qualified to do business and is in good standing under the laws of all other jurisdictions in which qualification and good standing are necessary in order to conduct its business and to own its properties, and where the failure to so qualify could reasonably be expected to have a material adverse effect on Seller’s ability to conduct business in that state or jurisdiction.

5.2                               Authorization.

Seller is duly authorized to perform under each SMB Program Agreement to which Seller is a Party.

5.3                               No Conflict; Notice to Seller’s Creditors.

A.                                    Each SMB Program Agreement to which Seller is a Party, the performance by Seller of its obligations thereunder, and Consummation of SMB Program Transactions, are within Seller’s organizational powers, and will not (i) conflict with or constitute a breach of Seller’s Organizational Documents, or (ii) conflict with, constitute a default under, or result in the termination of, or accelerate, or permit the acceleration of any performance, under any loan or credit agreement, indenture, mortgage, deed of trust, lease, contract, note, order, judgment, decree or other material agreement, instrument or restriction of any kind to which Seller of any of Seller’s Affiliates is a party or by which it or any of its or their properties are or may be bound or affected, or (iii) result in a violation of Applicable Law or of any judgment, decree, order that may apply to Seller or its Affiliates.

B.                                    There are no prohibitions or restrictions under any loan or credit agreement, or under any other agreement binding on Seller that would limit or restrict (i) Seller’s ability to freely offer Seller’s Receivables for sale and to sell such Receivables over the Exchange, or (ii) on Seller’s ability to use and employ the sale and collection proceeds of such Receivables for any purpose within Seller’s discretion. Furthermore, there is no requirement that collection proceeds of Seller’s Receivables be paid into a lockbox, impound or concentration account with a particular bank or financial institution.

C.                                    Seller has notified, and in the future Seller shall notify, each and every one of Seller’s secured creditors, verbally or in writing, of the fact that Seller is offering its Receivables for sale over the Exchange, and that Seller has granted a Security Interest in the Seller Collateral in favor of TRE and all Buyers of Seller’s Traded Receivables. Seller authorizes TRE to contact each of Seller’s secured lenders to verify their understanding and agreement to the foregoing.

D.                                    To the extent that TRE determines that a third party has filed a Priming Lien with respect to the Seller’s Receivables or other Seller Collateral, Seller authorizes TRE to contact the Priming Lien Holder to obtain a Priming Lien Holder Authorization and Consent to permit Seller to sell its Receivables over the Exchange free and clear of such Priming Lien.

TRE MAY NOT ALWAYS ATTEMPT TO OR BE SUCCESSFUL IN OBTAINING A PRIMING LIEN HOLDER AUTHORIZATION AND CONSENT, AND TRE AND BUYERS MAY BE IN A SUBORDINATE JUNIOR LIEN POSITION RESULTING IN SALES OF TRADED RECEIVABLES OVER THE EXCHANGE BEING SUBJECT TO THE SUPERIOR RIGHTS OF A PRIMING LIEN HOLDER. FURTHERMORE, TRE MAY NOT ALWAYS ATTEMPT TO VERIFY THE EXISTANCE AND AMOUNT OF EACH RECEIVABLE POSTED FOR SALE ON THE EXCHANGE. EACH BUYER KNOWINGLY AND WILLINGLY ACCEPTS THESE ADDITIONAL RISKS AND ABSOLVES AND RELEASES TRE AND ALL TRE RELATED PERSONS FROM ANY LIABILITY FOR FAILURE TO SECURE A FIRST

PRIORITY LIEN AND SECURITY INTEREST ON TRADED RECEIVABLE AND OTHER SELLER COLLATERAL, AND FOR FAILURE TO VERIFY THE EXISTANCE AND AMOUNT OF EACH RECEIVABLE POSTED FOR SALE ON THE EXCHANGE.

5.4                               Legality, Validity and Enforceability.

This Agreement and each additional SMB Program Agreement to which Seller is a Party is a legal, valid and binding obligation of Seller, enforceable against Seller and its properties in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy and other Applicable Laws affecting creditors’ rights.

5.5                               No Seller Event of Default.

No Seller Event of Default has occurred and is continuing.

5.6                               Financial Information.

The financial statements and other Seller Information and Account Debtor Information that Seller delivered to TRE fairly present the financial condition and results of operation of Seller for the periods then ended on and as of the dates thereof.

5.7                               Disclosure.

No representation or warranty made by Seller in any SMB Program Agreement, or in any Seller Information or Account Debtor Information provided by Seller, or in any financial statement, report, officer certificate or any other document furnished by Seller to TRE or to any Buyer or prospective Buyer, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements true, correct and accurate in all material respects. There is no fact known or which reasonably should be known to Seller’s management officials which Seller has not disclosed to TRE in writing which could reasonably be expected to have a material adverse effect on any SMB Program Transaction to which Seller may be a Party.

5.8                               Material Litigation; Default under Material Obligations; Forbearance.

Except as previously disclosed to TRE in writing, there is no Material Litigation pending or threatened against or affecting Seller or its properties, and neither Seller nor any Affiliate of Seller is in default under any Material Obligation. Specifically, Seller is not in material default under any loan or credit agreement, and is not subject to, or has not been requested or required to enter into any type of forbearance or similar agreement with any creditor.

5.9                               Solvency; Bankruptcy.

A.                                    Seller is not Insolvent at the time of, and will not be rendered Insolvent after giving effect to each SMB Program Transaction.

B.                                    Seller is not in bankruptcy, and Seller’s Key Principals do not contemplate placing Seller in bankruptcy or seeking protection under any bankruptcy, insolvency or orderly liquidation law.

5.10                        Taxes.

Seller has paid all taxes and other Charges due and payable on such returns and all other taxes and charges that may be lawfully assessed, levied or imposed on it, other than when Seller is properly contesting any such taxes or other Charges in good faith with diligence and by appropriate proceedings.

5.11                        Security Interest.

Seller has granted TRE and each Buyer of Seller’s Traded Receivables a Security Interest in the Seller Collateral.

5.12                        Anti-Terrorism Law.

Neither Seller nor any of its Affiliates (i) is, or is controlled by, a “restricted party” within the meaning of the Anti-Terrorism Laws, (ii) has received funds or other property from, or engaged in any other transaction with, a restricted party, or (iii) is the subject of any action or investigation under any Anti-Terrorism Law. Seller and its Affiliates are in compliance with the Anti-Terrorism Laws.

5.13                        Foreign Corrupt Practices Act.

Neither Seller nor any of its Affiliates, or any of their respective officers, directors, employees, agents or other representatives, have taken any action in connection with the SMB Program or any SMB Program Transaction that violates or will violate the FCPA, or any similar law to the extent applicable.

PART VI.                                         BUYER GENERAL REPRESENTATIONS AND WARRANTIES

Buyer makes the following general representations and warranties to TRE and to each Seller (i) as of the date that Buyer agrees to be bound and obligated under this Agreement and each other SMB Program Agreement to which Buyer is a Party, and again (ii) as of each date that Buyer submits a Bid to purchase a Seller Receivable posted for sale on the Exchange, and again (iii) at the time Buyer receives any payment from TRE.

6.1                               Organization.

Buyer is duly organized and in good standing under the laws of Buyer’s jurisdiction of organization and is duly qualified to do business and is in good standing under the laws of all other jurisdictions in which qualification and good standing are necessary in order to conduct its business and to own its properties.

6.2                               Authorization.

Buyer is authorized to perform under each SMB Program Agreement to which Buyer may be bound.

6.3                               No Conflict.

Each SMB Program Agreement to which Buyer is a Party, the performance by Buyer of its obligations thereunder, and Consummation of SMB Program Transactions are within Buyer’s organizational powers and will not conflict with or constitute a breach of Buyer’s Organizational Documents, or result in a violation of (i) Applicable Law or (ii) any agreement or instrument to which Buyer or any of its Affiliates may be a party or may be bound or (iii) result in a violation of any judgment, decree, order that may apply to Buyer or its Affiliates.

6.4.                            Legality, Validity and Enforceability.

Each SMB Program Agreement to which Buyer may be bound is a legal, valid and binding obligation of Buyer, enforceable against Buyer and its properties in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy and other Applicable Laws affecting creditors’ rights.

6.5                               Financial Ability; Solvency; Bankruptcy.

A.                                    Buyer has the financial ability to enter into SMB Program Transactions and to make all payments that Buyer may be required to pay under the SMB Program Agreements.

B.                                    Buyer is not Insolvent, or subject to a pending bankruptcy proceeding, or contemplating filing for bankruptcy relief from creditors.

6.6                               Accredited Investor.

Buyer is and shall remain an Accredited Investor, and Buyer is financially sophisticated and familiar with the techniques and risks of buying and selling accounts and other financial assets.

6.7                               No Buyer Event of Default.

No Buyer Event of Default has occurred and is continuing, and Buyer is and remains in good standing as a member of the Exchange.

6.8                               Compliance.

Buyer is not in material violation of any Applicable Law in any respect which could reasonably be expected to have a material adverse effect on Buyer, its business or properties.

6.9                               Anti-Terrorism Law.

Neither Buyer nor any of its Affiliates (i) is, or is controlled by, a restricted party, (ii) has received funds or other property from, or engaged in any other transaction with, a restricted party, or (iii) is the subject of any action or investigation under any Anti-Terrorism Law. Buyer and its Affiliates are in compliance with the Anti-Terrorism Laws.

6.10                        Foreign Corrupt Practices Act.

Neither Buyer nor any of its Affiliates, or any of their respective officers, directors, employees, agents or other representatives, have taken any action in connection with the SMB Program or any SMB Program Transaction that violates or will violate the FCPA or any similar law, if applicable.

PART VII.                                     SELLER AFFIRMATIVE COVENANTS

So long as this Agreement and the other SMB Program Agreements to which Seller is a Party remain in effect, and until such time as all of Seller’s Traded Receivables are fully paid and satisfied, Seller agrees and covenants:

7.1                               Existence.

Seller shall take all necessary steps and actions to preserve its corporate existence (or the existence of any successor or transferee), it being acknowledged that no merger of Seller, or sale by Seller of all or substantially all of its assets, shall be permitted unless the successor entity or transferee shall assume and be liable for all obligations of Seller hereunder, either by operation of law or under written agreement. Seller shall promptly notify TRE of any change in its corporate structure.

7.2                               Performance of Seller’s Obligations.

Seller shall comply with and perform each of its obligations under each SMB Program Agreement to which Seller is a Party, in each case to the standards and within the time frames required.

7.3                               Books and Records of Accounts; Inspection.

A.                                    Seller shall (i) maintain proper and accurate books and records with respect to Seller, its business and operations, and its Account Debtors and Receivables, and (ii) make appropriate accounting entries with respect to True Sales of Traded Receivables over the Exchange reflecting that Seller no longer has any rights, title or interest therein.

B.                                    Seller agrees to permit TRE and TRE’s designated agents and representatives to have unrestricted access to Seller’s office facilities, where ever located, during ordinary business hours, (i) to examine and make copies of Seller’s books and records, and (ii) to discuss matters relating to Seller’s general business affairs with Seller management officials and other personnel, all subject to Applicable Law restrictions that apply to public companies generally if Seller is a public company. TRE’s inspection rights shall continue for a period of one (1) year following termination of this Agreement for any reason.

C.                                    Seller further agrees to provide TRE with such reports and summaries of Seller’s business affairs, sales and aging of Seller’s accounts receivables, all in form and substance as TRE may request from time to time.

7.4                               Taxes and Other Charges.

Seller shall timely pay and discharge all taxes and other Charges due and payable by Seller and any other Charges that may be lawfully assessed, levied or imposed on it, and Seller shall pay, as the same become due, all its accounts payable, the nonpayment of which may result in a Lien being asserted against the Seller Collateral, other than any tax or other Charge that is properly contested by payment under protest or by securing an appropriate and adequate bond.

7.5                               Compliance with Applicable Law.

A.                                    Seller shall at all times comply in all material respects with, and perform such acts as may be required by all Applicable Laws (including all laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations) and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking (including the Anti-Terrorism Laws).

B.                                    Without limiting the foregoing, each of Seller’s directors, managers, employees, shareholders,

partners, members, owners, agents and Affiliates acting on its behalf, (i) shall not take any action that would constitute a violation of the FCPA or any similar law, (ii) shall maintain an effective system of controls adequate to ensure that Seller’s agents, representatives, employees, and other staff are trained to ensure compliance with the FCPA, and (iii) shall not take any action that may constitute a violation of the Export Administration Regulations of the United States or similar Applicable Laws with respect to technology transfer (through export, deemed export or otherwise) and shall observe all such Applicable Laws.

C.                                    Seller shall furnish TRE promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act), as from time to time may be reasonably requested by TRE on its own behalf and on behalf of financial institution Buyers of Seller’s Traded Receivables.

7.6                               Security Interest.

A.                                    Seller shall take all actions necessary or reasonably advisable or requested by TRE to give effect, perfect, preserve or protect TRE’s Security Interest in the Traded Receivables and other Seller Collateral and the priority thereof, and TRE’s exercise any of the rights conferred thereunder.

B.                                    Seller may not amend, terminate or release any TRE filed UCC financing statement under any circumstance. Any attempt by Seller to do so shall be of no effect and an intentional interference by Seller and Seller’s Key Principals with TRE’s security and other rights.

C.                                    Seller shall, at its own expense, deliver to TRE each of the instruments, agreements, certificates and documents as TRE may reasonably request to perfect and maintain TRE’s Security Interest in the Traded Receivables and other Seller Collateral and to comply with, or evidence compliance with, its obligations under this Section 7.6.

7.7                               Further Assurances.

From time to time, upon the reasonable request of TRE, Seller shall promptly and duly execute and deliver any and all such further documents and instruments and render all such (or such further) assistance as TRE may reasonably require for the purpose of enabling TRE and Buyers of Traded Receivables to obtain the full benefit of such Receivables.

7.8                               Performance under Sales Contracts; Notice of Default.

A.                                    Seller shall timely perform and comply with all material terms, provisions, and obligations under all applicable Sales Contracts with Seller’s customers that produce Traded Receivables, and refrain from taking any action or omitting to take any action which might in any way prejudice or limit TRE’s and Buyer rights to payment on Traded Receivables from Seller’s Account Debtors.

B.                                    Seller shall immediately notify TRE in writing of (i) any event or occurrence, including any breach or default by Seller or by the Account Debtor of any of the material terms or provisions of any Sales Contract relating to a Traded Receivable, or any dispute or any governmental action affecting the ability of Seller or the Account Debtor to perform in a material respect thereunder, (ii) any material adverse change in the timeliness of Seller receiving payments from the Account Debtor on any Traded Receivable, and (iii) any material amendment or modification of any Sales Contract relating to any Traded Receivable. Seller shall not modify the terms of any Sales Contract relating to any Traded Receivable in any manner which would adversely affect the rights of a Buyer of the Traded Receivable.

7.9                               Tax Withholdings.

If Seller is organized under the laws of the United States of America or any State thereof, Seller shall furnish to TRE, on the date hereof, two properly completed and duly executed originals of U.S. Internal Revenue Service Form W-9 certifying that such Seller is exempt from U.S. backup withholding tax, provided that the requirements of this sentence shall not apply to a Seller that is entitled to a presumption under applicable Treasury Regulations that it is a domestic corporation for U.S. federal income tax purposes.

7.10                        Payment of Sales and Other Taxes.

Seller shall timely pay and transmit to the appropriate taxing authorities all applicable sales, use, excise and similar taxes and fees that Seller is required to collect from Seller’s customers incident to Seller’s sale of goods or services on a deferred payment (invoice) basis. Seller shall be obligated to pay such amounts either out of the proceeds of Seller’s sale of Traded Receivables or out of Seller’s other funds. Under no circumstance whatsoever shall TRE or Buyers of Seller’s Traded Receivables be obligated to pay and satisfy Seller’s tax liability of any Governmental Authority.

PART VIII.                                 SELLER NEGATIVE COVENANTS

So long as this Agreement and other SMB Program Agreements to which Seller is a Party remain in effect, and until such time as all of Seller’s Traded Receivables are fully paid and satisfied, Seller agrees and covenants:

8.1                               Creation of Liens.

Except for Permitted Liens, Seller will not create or suffer to exist any Lien upon or against any Receivable posted for sale on the Exchange or against any other Seller Collateral.

8.2                               Amendment to Organizational Documents Triggering Subsequent UCC Filing.

Without first obtaining TRE’s prior written notice, Seller will not amend its Organizational Documents to change its legal name to a materially dissimilar name, or change its form of organization, or its jurisdiction of organization, if and to the extent that such change might necessitate that TRE amend its then existing UCC filing or file a new UCC financing statement.

8.3                               Anti-Terrorism Laws.

Seller shall not (i) conduct any business or engage in any transaction or dealings with any restricted person including the making or receiving any contribution of funds, goods or services to or for the benefit of any “restricted person”, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Seller shall deliver to TRE any certification or other evidence requested from time to time by TRE, in its sole discretion, confirming Seller’s compliance with this Section 8.3.

8.4                               Trading with the Enemy Act.

Seller shall not engage in any business or activity in violation of the Trading with the Enemy Act.

8.5                               Diversion of Funds.

Seller shall not Divert all or any portion of funds to be paid into the TRE controlled Lockbox Account or otherwise due to TRE or to Buyers of Seller’s Traded Receivables. Consistent with the stated intent of the Parties that all purchases and sales of Traded Receivables over the Exchange result in True Sales for all purposes, Seller recognizes and agrees that, following Consummation, Seller shall have no rights to or interests whatsoever in Collection Proceeds of Traded Receivables, and no right to possess or to use such collected funds for any purpose.

8.6                               Illegal Purpose.

Seller shall not access or use or permit the access or use of the Exchange for any illegal purpose or for any purpose that is not permitted under this Agreement or any other SMB Program Agreement to which Seller is a Party.

PART IX.                                         BUYER AFFIRMATIVE COVENANTS

So long as this Agreement and the other SMB Program Agreements to which Buyer is a Party remain in effect, Buyer agrees and covenants:

9.1                               Existence.

Buyer shall maintain its existence and its powers and authority to conduct its business substantially as now conducted or as otherwise permitted under Applicable Law.

9.2                               Performance of Buyer’s Obligations.

Buyer shall comply with and perform each of its obligations under each SMB Program Agreement to which

Buyer is a Party, in each case to the standards and within the time frames required.

9.3                               Confidentiality of Seller Information, Account Debtor Information and TRE Work Product Data.

A.                                    Buyer agrees and covenants to keep all Seller Information, Account Debtor Information, TRE Work Product Data and other Confidential Information obtained from or through TRE, or the Seller, confidential within TRE’s standards of party confidentiality, internet security and privacy as may be in effect from time to time.

B.                                    Buyer further agrees, covenants and certifies to TRE and to each Seller that Buyer shall use such Seller Information, Account Debtor Information and TRE Work Product Data obtained from TRE or the Seller solely for the purpose of determining whether to bid on one or more Receivables posted for sale on the Exchange, and for no other purpose whatsoever.

9.4                               Books and Records.

A.                                    Buyer shall maintain proper and accurate books and records with respect to Buyer’s ownership of Traded Receivables that Buyer may purchase over the Exchange.

B.                                    Upon reasonable notice to Buyer, Buyer shall permit TRE and its designated agents and representatives to discuss the affairs of Buyer with Buyer’s Authorized Representatives (all subject to Applicable Law restrictions that may apply to Buyer).

9.5                               Compliance with Applicable Law.

A.                                    Buyer shall at all times comply in all material respects with, and perform such acts as may be required by, all Applicable Laws (to the extent that such laws apply to Buyer), including laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations and (also to the extent that such laws apply to Buyer) laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking (including the Anti-Terrorism Laws).

B.                                    Without limiting the foregoing, each of Buyer’s officers, directors, managers, employees, agents and Affiliates acting on Buyer’s behalf, (i) shall not take any action that would constitute a violation of the Foreign Corrupt Practices Law or other similar law, (ii) shall maintain an effective system of controls adequate to ensure that Buyer’s agents, representatives, employees, and other staff are trained to ensure compliance with the FCPA, and (iii) shall not take any action that may constitute a violation of the Export Administration Regulations of the United States or similar Applicable Laws with respect to technology transfer (through export, deemed export or otherwise) and shall observe all such Applicable Laws.

9.6                               Further Assurances.

Buyer agrees that it shall, upon the reasonable request of TRE, duly execute or otherwise agree to and deliver, or cause to be executed, otherwise agreed to and delivered, to TRE such further instruments and to do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of TRE and TRE’s counsel to carry out the provisions and purposes of this Agreement and each other SMB Program Agreement to which Buyer is a Party.

PART X.                                             BUYER NEGATIVE COVENANTS

Except as otherwise approved by TRE in writing and in advance, and so long as this Agreement and other SMB Program Agreements to which Buyer is a Party remain in effect and Buyer is a member of the Exchange, Buyer agrees and covenants:

10.1                     Anti-Terrorism Laws.

Buyer shall not (i) conduct any business or engage in any transaction or dealings with any “restricted person” including the making or receiving any contribution of funds, goods or services to or for the benefit of any restricted person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Buyer shall deliver to TRE any certification or other evidence requested from time to time by TRE, in its sole discretion, confirming Buyer’s compliance with this Section 10.1.

10.2                        Trading with the Enemy Act.

Buyer shall not engage in any business or activity in violation of the Trading with the Enemy Act.

10.3                        Illegal Purpose.

Buyer shall not access or use or permit the access or use of the Exchange or data obtained therefrom for any illegal purpose or for any other purpose that is not permitted under this Agreement or any other SMB Program Agreement to which Buyer is a Party.

PART XI.                                         SELLER REPORTING REQUIREMENTS; NOTICES

11.1                        Financial Statements.

Seller shall provide to TRE:

(i)                                    within one hundred twenty (120) days after the end of each fiscal year, the previous year-end unaudited financial statements of Seller and its Affiliates, if any, on a consolidated basis, consisting of balance sheets and statements of income and cash flow, which financial statements (if required by TRE) shall be prepared in accordance with GAAP on an accrual basis; and

(ii)                                within forty-five (45) days after the end of each fiscal quarter (excluding fiscal year-end), the year-to-date unaudited financial statements of Seller and its Affiliates, if any, containing the Seller’s balance sheet, income statement, statement of cash flows, accounts receivable aging, accounts payable aging and such information as TRE may reasonably request.

The financial statements referred to in paragraphs (i) and (ii) above shall be accompanied by an Officer Certificate of Seller’s chief financial officer (or similar official) certifying that (i) such financial statements present fairly (if required by TRE, in accordance with GAAP on an accrual basis subject to normal adjustments) the financial position, results of operations and statements of cash flow of Seller on a consolidated basis, as of the dates thereof, (ii) any other information presented is true, correct and complete in all material respect, and (iii) there are no Seller Events of Default or other events that, with notice, the passage of time and failure to cure, may result in a Seller Event of Default.

11.2                        Tax Returns.

Seller shall provide TRE with copies of all requested tax returns, amended tax returns, and requests for extensions thereof, within ten (10) Business Days following Seller’s filing of such returns, amended returns and requests for extensions with each appropriate Governmental Authority. Alternatively, Seller authorizes TRE to obtain copies of such tax returns directly from the taxing authority with Seller agreeing to sign whatever authorizations may be required in order to effectuate the same.

11.3                        Schedules.

Seller shall deliver to TRE on or before the thirtieth (30th) day of each calendar month, as and for the prior month, such schedules, reports and other information as TRE may reasonably request in form and substance satisfactory to TRE. In addition, Seller shall deliver to TRE at such intervals as TRE may reasonably request (i) copy of Account Debtor Invoices, (ii) evidence of shipments or delivery, and (iii) such further schedules, documents and/or information as TRE may reasonably require.

11.4                        Notices.

Seller shall promptly, upon acquiring or giving notice, or obtaining knowledge thereof, as the case may be, provide TRE with notice of:

(i)                                    the filing of a petition for bankruptcy relief by or against Seller or any Affiliate of Seller, or by or against any Registered Account Debtor;

(ii)                                any Account Debtor assertion of a claim or defense to payment of a Traded Receivable;

(iii)                            the issuance of any credit adjustment or the reissuance of an Invoice with respect to a Traded Receivable within the context of Section 18 of the Seller Agreement (v. 2.01);

(iv)                               the occurrence of any Seller Event of Default, specifically stating that a Seller Event of Default has occurred and describing such default in reasonable detail, the circumstances giving rise thereto and any action that Seller is taking or proposes to take to remedy the same;

(v)                               the filing or threatened filing of Material Litigation involving or affecting Seller or any Affiliate of Seller or any of their respective properties;

(vi)                            Seller’s default under a Material Obligation, or if Seller or any Affiliate of Seller is requested or otherwise enters into a credit related forbearance or similar agreement with any creditor;

(vii)                           any change in Seller’s legal name, or form of organization, or jurisdiction of organization;

(viii)                       any Change of Control with respect to Seller or change in Seller’s senior management;

(ix)                            the existence or purported existence of any Lien over any part of the Seller Collateral other than Permitted Liens, specifying any action Seller is taking or proposes to take in respect of or to release such Lien; or

(x)                                  any circumstance that results in Seller becoming a “restricted person” under the Anti-Terrorism Laws.

PART XII.                                     BUYER NOTICE REQUIREMENTS

Buyer shall promptly, upon acquiring or giving notice, or obtaining knowledge thereof as the case may be, provide TRE with notice of:

(i)                                    the filing of a petition for bankruptcy relief by or against Buyer; or

(ii)                            occurrence of any Buyer Event of Default specifically stating that a Buyer Event of Default has occurred and describing such default in reasonable detail, the circumstances giving rise thereto and any action that Buyer is taking or proposes to take to remedy the same; or

(iii)                            any circumstance that results in Buyer ceasing to qualify as an Accredited Investor; or

(iv)                               any circumstance that results in Buyer becoming a “restricted person” under the Anti-Terrorism Laws; or

(v)                               any circumstance that results in a Change of Control or change in the executive management of Buyer or its parent entity.

PART XIII.                                 SELLER DEFAULT

13.1                        Seller Events of Default.

The occurrence of any one or more of the following events shall constitute a Seller Event of Default:

13.1.1              Repurchase Obligations. Failure by Seller to comply with Seller’s Repurchase Obligations as and when required under the Seller Agreement.

13.1.2              Diversion of Funds. Any Seller Diversion of funds if the amount so diverted is not immediately paid and remitted to TRE in Good Funds.

13.1.3              Failure to Comply with Sections 10 and 18 of the Seller Agreement. Failure by Seller to comply with the requirements of Sections 10 and 18 of the Seller Agreement (v 2.01) to immediately pay TRE amounts owed under those Sections.

13.1.4              Breach of Representation. Any representation or warranty made or deemed made by Seller in this Agreement and the other SMB Program Agreements to which Seller is a Party, or in any agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, shall prove to have been untrue, incorrect or misleading in any material respect on the date when made or when deemed to be made.

13.1.5              Financial Information. Failure by Seller to (i) furnish financial information as required under Section 11.1 of this Agreement when due and as requested, (ii) copies of tax returns as required under Section 11.2 hereof when due, or (iii) permit TRE to inspection of Seller’s books or records.

13.1.6              Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any of the Seller Collateral or against a material portion of Seller’s other property, which is not stayed or lifted within twenty (20) days.

13.1.7              Bankruptcy. Seller or any of Seller’s Affiliates shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

13.1.8              Insolvency. Seller becomes Insolvent.

13.1.9              Default under a Material Obligation. Seller or an Affiliate of Seller defaults under a Material Obligation or is required to or otherwise enters into a forbearance or similar agreement with a creditor.

13.1.10       Invalidity. Any material provision of this Agreement, the Seller Agreement or any other SMB Program Agreement to which Seller is a Party shall, for any reason, cease to be valid and binding on Seller in accordance with the terms thereof.

13.1.11       Seller Repudiation. Seller attempts to disavow or otherwise repudiate any provision of this Agreement, the Seller Agreement, or any other SMB Program Agreement to which Seller is a Party.

13.1.12       Key Principal Repudiation. An Offending Key Principal of Seller attempts to disavow or otherwise repudiate the Offending Key Principal’s liability to TRE and to Buyers of Seller’s Traded Receivables as provided in Section 23 of the Seller Agreement.

13.1.13       Seizure. Seller’s rights under any Seller Collateral shall be seized, or taken by a Governmental Authority, or become the subject matter of a claim, litigation, suit or other proceeding, which might, in the reasonable opinion of TRE, upon final determination, result in impairment or loss to TRE and the Buyer, or in any way adversely affect the Buyer’s ownership rights and interests in any of Seller’s Traded Receivables sold to Buyer over the Exchange.

13.1.14       Breach of Section 8 Covenants. Any breach of Seller’s covenants under Section 8 of this Agreement.

13.1.15       Non-compliance. Any failure or neglect on the part of Seller to perform, keep or observe any additional term, provision, condition or covenant not otherwise mentioned in this Section 13.1, as contained in this Agreement, or in the Seller Agreement, or in any other SMB Program Agreement to which Seller is a Party, or in the Rules and Procedures of the Exchange, which (to the limited extent that such failure of compliance is subject to cure) is not cured within ten (10) days from the first occurrence of such failure or neglect.

13.2                        Enforcement Rights.

A.                                    TRE shall have the following Enforcement Rights following the occurrence of any Seller Event of Default:

A-1. Against Defaulting Sellers:

(i)                                    to require Seller to immediately repurchase any and all of Seller’s then outstanding and unpaid Traded Receivables, with Seller agreeing to pay the Repurchase Price therefor immediately on demand; and

(ii)                               to file suit or commence arbitration against Seller to enforce payment of Seller’s Repurchase Obligation and all other amounts then or thereafter owed by Seller, including unpaid Seller Fees and Seller Reimbursable Expenses; and

(iii)                            to exercise any and all of the Enforcement Rights provided under the Seller Agreement or under Applicable Law, including all enforcement rights and remedies of a secured party under the UCC; and

(iv)                               to set off any amounts then or thereafter owed by Seller against any amounts then or thereafter due to Seller; and

A-2. Against Account Debtors:

(i)                                    to notify each and every of Seller’s Account Debtors under UCC Sections 9-406(a) and 9-607(a) of the fact that their Invoice Payment Obligation has been sold to and purchased by a Buyer over the Exchange, and to instruct each Account Debtor to pay all amounts (Collection Proceeds) with respect to the Traded Receivable directly to TRE as Collateral Agent for the Buyer; and

(ii)                                to file suit against or to otherwise enforce payment against each obligated Account Debtor to collect payment of the Account Debtor’s Invoice Payment Obligations and to exercise whatever additional Enforcement Rights that may be available under Applicable Law.

B.                                    Seller shall be responsible for payment of, and shall reimburse TRE for TRE’s Collection Expenses, including reasonable attorneys’ fees, court cost and out-of-pocket expenses (including third-party collection agency fees) that may be incurred in attempting to collect and in collecting amounts due by Seller and by Seller’s Account Debtors.

C.                                    Unless TRE shall otherwise agree, all enforcement actions against any Seller of Traded Receivables shall be brought in the Civil District Court for the Parish of Orleans, Louisiana, or in the United States District Court for the Eastern District of Louisiana, or in arbitration as provided in Part XV of this Agreement.

D.                                    All amounts collected by TRE from defaulting Sellers or Account Debtors shall be paid into the Lockbox Account and then redistributed out by TRE to the appropriate Buyer after deduction of (i) TRE’s Collection Expenses and (ii) any other Buyer Reimbursable Expenses and Buyer Fees that then are due to TRE.

E.                                      Following the occurrence of, and so long as a Seller Event of Default continues to exist, TRE shall have the absolute and unrestricted right to have a TRE representative present in Seller’s main offices at all pertinent times in order to actively monitor Seller’s business activities, including Seller’s continuing sales of goods and services and Seller billings to and collections from Seller’s customers. Seller agrees to provide the TRE representative with amble office space and support, and Seller shall not in any way restrict or impair TRE’s access to Seller’s offices or to withhold any information that TRE may request under such circumstances. Seller further recognizes and agrees failure of Seller to immediately comply with this Section 13.2(E) shall result in irreparable harm to TRE sufficient for TRE to obtain judicially ordered injunctive relief against Seller as provided under Applicable Law.

PART XIV.                                BUYER DEFAULT

14.1                        Buyer Events of Default.

The occurrence of any one or more of the following events shall constitute a Buyer Event of Default:

14.1.1              Buyer Purchase Obligations. Failure by Buyer to comply with Buyer’s Purchase Obligations as and when required under the Buyer Agreement.

14.1.2              Breach of Representation. Any representation or warranty made or deemed made by Buyer in this Agreement or any other SMB Program Agreement to which Buyer is a Party, or in any agreement or certificate, document or other statement furnished at any time in connection herewith or therewith, shall prove to have been misleading in any material respect on the date when made or deemed to have been made.

14.1.3              Failure to Timely Pay Buyer Fees, Buyer Reimbursable Expenses and Collection Expenses. Any failure by Buyer to timely pay Buyer Fees, Buyer Reimbursable Expenses and Collection Expenses as and when required.

14.1.4              Non-compliance. Any failure or neglect on the part of Buyer to perform, keep or observe any material provision, condition or covenant contained herein or any other SMB Program Agreement to which Buyer is a Party, or in the Rules and Procedures of the Exchange, or in any other agreement or arrangement now or hereafter entered into relating to any SMB Program Transaction, which (to the limited extent that such failure of compliance is subject to cure) is not cured within ten (10) days from the first occurrence of such failure or neglect.

14.1.5              Attempted Repudiation. Any attempt by Buyer to disavow or otherwise repudiate any Buyer obligation under this Agreement or under any other SMB Program Agreement to which Buyer is a Party.

14.1.6              Bankruptcy. Buyer shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or Insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

14.2                        Enforcement Rights.

TRE shall have the following Enforcement Rights upon the occurrence of any Buyer Event of Default:

(i)                                    to require Buyer to complete Consummation of the purchase of a Posted Receivable when Buyer submits the Winning Bid, including the right to bring a lawsuit or commence an arbitration proceeding against Buyer to require Buyer’s specific performance or to seek monetary damages; and

(ii)                                to pursue any additional Enforcement Rights and other rights that may be available to TRE under the Buyer Agreement; and

(iii)                            to pursue such other rights and remedies that may be available to TRE under Applicable Law; and

(iv)                               to set off any amounts then or thereafter owed by Buyer against any amounts then or thereafter due to Buyer.

PART XV.                                    ARBITRATION

15.1                        Compulsory Binding Arbitration.

The Parties agree that any Party may elect to arbitrate and require any other Party to arbitrate any Claim brought by or against or involving the rights of any Party.

15.2                        Limitations.

If any Party elects to arbitrate a Claim, no Party shall have the right to (i) have a court or jury decide the Claim, (ii) engage in pre-arbitration discovery to the same extent that the Party would have the right to do in court, (iii) participate in a class action in court or in arbitration, either as a class representative or a class member; or (iv) join or consolidate the Claim with claims of any other Person or involving any other SMB Program Transaction. Notwithstanding the foregoing, TRE shall have the right to exercise Enforcement Rights against a Defaulting Seller or an Account Debtor (as applicable) by filing suit before a court of competent jurisdiction, or otherwise, and nothing under this Part XV shall in any way impair or otherwise affect the Enforcement Rights available to TRE following a Seller Event of Default.

15.3                        Election to Arbitrate.

To commence arbitration, the electing Party must give written notice to the other Party of an election to arbitrate. This notice may be given within ninety (90) days after a lawsuit has been filed, and may be given in papers or motions in the lawsuit. If an arbitration election notice is given, the Claim shall be resolved by arbitration under this Part XV and the American Arbitration Association rules for large, complex commercial disputes then in effect. The Arbitration Administer need not be the American Arbitration Association. The electing Party may select the Arbitration

Administrator in its notice electing to arbitrate or by giving written notice to the other Party within twenty (20) days thereafter. The arbitrator will be selected under the Arbitration Administrator’s rules.

15.4                        Location and Costs.

Any arbitration hearing shall take place in Orleans or Jefferson Parish, Louisiana. The Party demanding arbitration shall be responsible for the initial payment of all filing fees and expenses of the Arbitration Administrator. Notwithstanding the outcome of the arbitration, the Seller or the Buyer shall be responsible for reimbursement of TRE’s reasonable arbitration related attorneys’ fees and costs to the extent provided in Sections 16.1 and 16.2 of this Agreement.

15.5                        Effective Arbitration Award.

Any court with jurisdiction may enter judgment upon the arbitrator’s award, which will be final and binding.

15.6                        Mandatory Application of Louisiana Law; Arbitrator Authority.

A.                          Consistent with the situs of each SMB Program Transaction and the choice of law provisions of Sections 4.3 and 16.15 of this Agreement, the arbitrator shall apply substantive Louisiana law (and Federal law to the extent applicable) to all substantive issues presented in arbitration. The arbitrator shall further apply all applicable statutes of limitation (prescription and preemption principles in Louisiana) and applicable privilege rules, as well as rules of procedure and evidence consistent with the FAA, the Arbitration Administrator’s rules and the rules of the American Arbitration Association.

B.                          The arbitrator shall be authorized to award all remedies available in an individual lawsuit including awards of compensatory and statutory (but not punitive or exemplary) damages, declaratory, and injunctive and other equitable relief.

C.                          Upon the request of any Party, the arbitrator shall provide written findings of fact and conclusions of law explaining the basis of the award.

15.7                        Part XV Not Subject to Further Global Amendment.

The provisions of this Part XV are not subject to further Global Amendment as provided in Section 16.9 of this Agreement, and may only be amended or waived by the express written agreement of TRE and the applicable Buyer or Seller.

PART XVI.                                MISCELLANEOUS

16.1                        Seller Reimbursable Expenses.

A.                                   Seller shall promptly pay and reimburse TRE on demand:

(i)                                    all out-of-pocket costs and expenses of transferring funds (a) in and out of Seller’s designated account with Seller’s bank, and (b) in and out of the Lockbox Account with the Lockbox Account Bank incident to Seller directed SMB Program Transactions, including ACH and other bank transaction fees, processing, data entry, collection and handling fees, wire fees and charges for individualized research; and

(ii)                                all reasonable outside counsel and professional fees and costs incurred in connection with or arising out of: (a) any Specific Amendment, waiver or consent under or in connection with any SMB Program Agreement to which Seller may be a Party, or (b) any litigation, contest, dispute, suit, proceeding, arbitration, or other action threatened or instituted by or against TRE, or, against any Buyer of Seller’s Traded Receivables, or against Seller, or against or involving any Offending Key Principal, or Registered Account Debtor of Seller, or any other Person, and whether as a party, witness or otherwise, that is in any way related to the SMB Program, or any SMB Program Agreement, or with respect to any SMB Program Transaction, to which Seller may be a Party, including any appeal or review thereof; or (c) any litigation, contest, dispute, suit, proceeding or action threatened or instituted by Seller against TRE asserting any claim, cause of action or theory of recovery; or (iv) any work-out or restructuring of Seller’s or any Offending Key Principal’s obligations during the pendency of one or more Seller Events of Default; and

(iii)                            all Collection Expenses (including reasonable outside counsel and other professional fees, collection agency fees and other out-of-pocket costs and expenses) incurred by TRE in the administration and exercise of Enforcement Rights (a) against Seller and Offending Key Principals of Seller, or against any

Seller Collateral, or (b) against Defaulting Account Debtors to collect Traded Receivables that Seller may have sold over the Exchange, or (c) in attempting to work out or restructure Seller’s or Defaulting Account Debtor obligations; and

(iv)                               all reasonable outside counsel and other professional fees, costs and expenses arising out of or incurred in connection with any pending or threatened dispute by and among any one or more Account Debtors and TRE, Seller or a Buyer of Seller’s Traded Receivables; and

(v)                                   all out-of-pocket costs and expenses incurred by TRE in (a) perfecting, continuing, releasing and terminating TRE’s Security Interest in the Seller Collateral, including fees and taxes paid to Governmental Authorities, (b) reviewing and auditing Seller’s books and records, and (c) periodically reviewing Seller’s creditworthiness and continuing qualification as a registrant on the Exchange (including the cost of obtaining third-party data and UCC searches); and

(vi)                               such additional out-of-pocket third-party costs and expenses with direct respect to Seller that are incurred by TRE in its capacity as Program Administrator or Collateral Agent, and which are identified by TRE in its Administrative Discretion as being reimbursable by Seller; and

(vii)                           all other sums that Seller may be obligated to pay under Section 16.3 of this Agreement (Seller Indemnification).

B.                                    Seller further agrees that TRE through its agent bank may initiate Direct Debt Transfers out of Seller’s designated deposit account with Seller’s bank to pay such amounts when due, or alternatively, TRE may set off such amounts owed by Seller against amounts then or thereafter due to Seller.

16.2                        Buyer Reimbursable Expenses.

A.                                   Buyer shall promptly pay and reimburse TRE on demand:

(i)                                    all out-of-pocket costs and expenses of transferring funds (a) in and out of Buyer’s designated account with Buyer’s bank, and (b) in and out of the Lockbox Account with the Lockbox Account Bank, with respect to payments to or from Buyer, including ACH and other bank transaction fees, processing, data entry, collection and handling fees, wire fees and individualized research; and

(ii)                                all reasonable outside counsel and other professional fees, costs and expenses with respect to, or incurred in connection with, or arising out of (a) any Specific Amendment to, or waiver or consent under this Agreement, with respect to any SMB Program Transaction to which Buyer may be a Party, or (b) any litigation, contest, dispute, suit, proceeding or action threatened or instituted by or against TRE, or Buyer, or any Account Debtor, or any other Person, when TRE is a party or witness therein, or otherwise, related to or arising out of any SMB Program Transaction to which Buyer may be a Party, including any appeal or review thereof, or (c) protection of TRE’s and Buyer’s rights under any SMB Program Agreement or with respect to any SMB Program Transaction to which Buyer may be a Party, or (d) any litigation, contest, dispute, suit, proceeding or other action in any way resulting from a failure by Buyer to perform Buyer’s obligations under this Agreement, including any appeal or review thereof, or (e) any default by Buyer under Buyer’s obligations in favor of TRE, or (f) any work-out or restructuring of Buyer’s obligations during the pendency of one or more Buyer Events of Default; and

(iii)                           all Collection Expenses (including reasonable outside counsel and other professional fees, collection agency fees and other out-of-pocket costs and expenses) incurred by TRE in the administration and exercise of Enforcement Rights (a) against Defaulting Sellers and Offending Key Principals of Seller, or against any Seller Collateral, or (b) against Defaulting Account Debtors in order to collect Traded Receivables that Buyer may have purchased over the Exchange, or (c) in attempting to work out or restructure Defaulting Seller or Defaulting Account Debtor obligations; and

(iv)                              all reasonable, documented out-of-pocket legal costs and expenses incurred in connection with any dispute by and among Multiple Buyers when Buyer may be a party to such dispute; and

(v)                                  such additional out-of-pocket, third-party costs and expenses that are incurred by TRE in its capacity as Buyer’s Program Administrator or Collateral Agent, and which are identified by TRE in its Administrative Discretion as being reimbursable by Buyer; and

(vi)                              all other sums that Buyer may be obligated to pay under Section 16.4 (Buyer Indemnification).

B.                                   Buyer agrees to pay Buyer Reimbursable Expenses to TRE within 15 days following demand or invoicing. Buyer further agrees that TRE, through its agent bank, may initiate Direct Debt Transfers out of Buyer’s designated deposit account with Buyer’s bank to pay such amounts when due, or alternatively, TRE may set off such amounts owed by Buyer against amounts then or thereafter due to Buyer.

C.                                   Buyer agrees to reimburse the foregoing Buyer Reimbursable Expenses to TRE notwithstanding the fact that such expenses may also be reimbursable by a Seller or may be recoverable from a Defaulting Account Debtor or another Person. To the extent that TRE may subsequently recover such Buyer Reimbursable Expenses from the Seller, the Account Debtor or another Person, TRE will refund the amounts previously paid to Buyer.

16.3                        Seller Indemnification.

Seller shall defend, indemnify and hold harmless each Seller Indemnified Person from and against any costs, losses, liabilities, damages, penalties, claims, actions, judgments, suits, charges, expenses (including attorney’s fees, expenses and other costs of investigation or defense), disbursements or proceedings of any kind or nature whatsoever incurred by, imposed on, instituted or asserted against any such Seller Indemnified Person in any way relating to or arising out of (i) any failure by Seller to perform Seller’s obligations or any material breach of Seller’s representations and warranties provided in this Agreement or any other SMB Program Agreement, (ii) acts of fraud, misrepresentation or omission on the part of Seller, any Offending Key Principal, or any of Seller’s Account Debtors, (iii) claims or defenses to payment that Seller, any Offending Key Principal, or any Account Debtor, or any creditor of Seller, or creditor of an Account Debtor, may assert or threaten to assert against TRE or any Buyer of Seller’s Traded Receivables in any way relating to the SMB Program or any SMB Program Transaction, (iv) claims that may be asserted against any Seller Indemnified Person in any bankruptcy or insolvency proceeding brought by or against Seller, any Offending Key Principal, or, any Account Debtor, or any third-party creditor of Seller. or by any trustee in bankruptcy, including alleged fraudulent conveyance, preferential transfer or related state law claims, or (v) claims that may be asserted by any Account Debtor, Account Debtor issuing bank, or any other person asserting a fraudulent or unauthorized endorsement of Seller’s name on any Account Debtor check or draft deposited into the Lockbox Account with the Lockbox Account Bank.

16.4                        Buyer Indemnification.

Buyer shall defend, indemnify and hold harmless each Buyer Indemnified Person from and against any and all costs, losses, liabilities, damages, penalties, fines, claims, actions, judgments, suits, charges, expenses (including reasonable attorney’s fees, expenses and other costs of investigation or defense), disbursements or proceedings of any kind or nature whatsoever incurred by, imposed on, instituted or asserted against any such Buyer Indemnified Person in any way relating to or arising out of (i) Buyer’s actions or inactions in any way relating to the SMB Program or any SMB Program Transaction, including any failure by Buyer to perform Buyer’s obligations or any breach of Buyer’s representations and warranties provided in this Agreement or any other SMB Program Agreement to which Buyer may be bound, or (ii) acts of fraud, misrepresentation or omission on the part of Buyer.

16.5                        Waivers.

No failure or delay on the part of any Party in exercising any right, power or privilege hereunder or under any other SMB Program Agreement, and no course of dealing between any Party and any other Party or Person, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other SMB Program Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Party to take any other or further action in any circumstances without notice or demand. Any waiver, consent or Specific Amendment shall be effective only in the specific instance and for the specific purpose for which it was given and shall not entitle any Party to any further or subsequent waiver, consent or amendment. All Enforcement Rights and remedies, either under this Agreement or any other SMB Program Agreement, or pursuant to any Applicable Law or otherwise afforded, shall be cumulative and not alternative.

16.6                        Transfers; Successors in Interest.

A.                                   Seller may not assign, transfer or dispose of any of its rights, interests or obligations under this Agreement or any other SMB Program Agreement unless Seller shall have received the prior written consent of TRE and of all Buyers of Seller’s then outstanding Traded Receivables, and any purported assignment, delegation or other transfer in violation of this Section 16.6(A) shall be void and of no effect.

B.                                   Buyer may not assign, transfer or dispose of any of its rights, interests or obligations under this Agreement or any other SMB Program Agreement unless Buyer shall have received TRE’s prior written consent, and if TRE so elects, such transfer and assignment shall be subject to the condition precedent that Buyer’s successor in interest apply to become a Member Buyer on the Exchange. Any purported assignment or transfer in violation of this Section 16.6(B) shall be void and of no effect.

C.                                   TRE may assign its rights, interests and obligations under this Agreement and the various other SMB Program Agreements, and TRE may subcontract out any of its services or duties.

16.7                        Giving of Notice; Address of Notices.

A.                                   All notices, instructions, directions or other communications required or permitted to be given under this Agreement and the other SMB Program Agreement shall be in writing and shall be deemed to have been effectively given or delivered:

(i)                            when delivered in person;

(ii)                        if sent by a reputable overnight delivery service (including Federal Express, UPS, Emery, DHL, Airborne and other similar overnight delivery services) with all charges prepaid, one (1) Business Day after deposit with such courier service;

(iii)                    if mailed by first class mail, postage prepaid, and registered or certified with return receipt requested, upon the earlier of actual receipt and three (3) Business Days after deposit in the mail;

(iv)                     if sent by facsimile, upon transmission, with confirmation of receipt; or

(v)                         if sent by email, upon transmission, with confirmation of receipt.

B.                                  Any Party shall have the right to change its address for notice hereunder to any other location by giving notice to the other parties in the manner set forth herein, which notice shall be effective five (5) Business Days after it is deemed delivered or effectively given pursuant to Section 16.7(A) above.

C.                                  Any communications between the Parties hereto or notices provided herein shall be given to the respective Parties at their respective addresses then on file with TRE.

16.8                        Amendments in Writing.

No amendment, modification, consent or waiver of any provision of this Agreement or of any other SMB Program Agreement, and no consent to any departure by any Party hereto and thereto, shall be effective unless the same shall be in the form of a written Specific Amendment or Global Amendment to this Agreement, and then shall be effective only as to the specific instance and for the specific purpose for which given. No course of dealing, and so subsequent conversations, emails and other written or oral communications by and between any of the Parties hereto shall be deemed to expressly or impliedly amend, modify, supplement, or waive any of the provisions of this Agreement or any other applicable SMB Program Agreement. Furthermore, the promotional content of the TRE website is not part of this Agreement and TRE is not bound by such website content, which is subject to change at TRE’s will.

16.9                        Global Amendments.

A.                                  Each Seller and each Buyer agrees that, from time to time, TRE may amend, modify, supplement or restate the terms of this Agreement, each additional SMB Program Agreement, and each addendum, exhibit and schedule hereto and thereto, provided that any such amendment, modification, supplement or restatement (i) is universally applicable to Member Buyers and Registered Seller participating in the SMB Program, (ii) had a delayed effective date of at least 14 days after notice has been delivered to the Seller or Buyer as provided below, and (iii) applies on a prospective basis solely with respect to SMB Program Transactions that occur on or after the effective date.

B.                                  TRE shall provide Registered Sellers and Member Buyers with notice of each such Global Amendment and with a copy of the revised, modified, supplemented or restated agreement or provisions thereof. Such notices may be in the form of an email communication initiated by TRE, or by a general posting on the TRE Platform.

C.                                  Each Seller and each Buyer shall conclusively be deemed to have agreed to the amended, modified, supplemented or restated provisions as of the effective date thereof unless the Seller or Buyer notifies TRE in writing, of the Seller’s or Buyer’s rejection of such amendment, modification, supplement or restatement within five (5) days prior to such effective date.

D.                                  Should a Seller or Buyer reject any such amendment, modification, supplement or restatement, TRE may, at its sole election, immediately terminate the rejecting Seller’s registration rights or the rejecting Buyer’s membership rights on a going forward basis. The Seller or Buyer may likewise elect to terminate the Seller’s or Buyer’s further involvement on the Exchange.

16.10                 Specific Amendments.

A Specific Amendment or waiver with respect to any SMB Program Agreement, or any addendum, exhibit or schedule thereto, shall be effective only if reduced to writing and executed (either manually or electronically) or otherwise agreed to by each affected Party.

16.11                 Party Confidentiality.

Each Party agrees to use commercially reasonable efforts (at least equivalent to efforts as it applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all Confidential Information provided to it by any other Party (the “Delivering Party”), except that any such Party (the “Receiving Party”) may disclose such Confidential Information:

(i)                                    to its Affiliates and to its and their employees, officers, directors, auditors, consultants, attorneys, agents and advisors (collectively, “Representatives”) for proper business purposes related to such Party’s participation in the SMB Program and such Party’s oversight, compliance and similar functions (it being understood and agreed that (a) the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such information confidential and (b) such Party shall be responsible for causing such Persons to comply with the terms of this Section 16.11 and Section 16.12 to the same extent as if they were Parties to this Agreement;

(ii)                                a Buyer that holds a Traded Receivable or an undivided Ownership Share therein may disclose Confidential Information to a prospective Subsequent Buyer, who shall be subject to a confidentiality undertaking comparable in scope to this Section 16.11 and Section 16.12;

(iii)                           TRE may disclose Confidential Information to any Person that is a prospective Member Buyer for the purpose of discussions regarding the possibility of such Person becoming a Member Buyer, provided that such Person agrees to keep such Confidential Information confidential on terms substantially the same as set forth in this Section 16.11 and Section 16.12;

(iv)                              TRE may disclose Confidential Information to any Person who may have referred the Seller to TRE or TRE to the Seller for the purpose of Seller becoming a registrant on the Exchange, again provided that such referral Person agrees to keep such Confidential Information confidential on terms substantially the same as set forth in this Section 16.11 and Section 16.12;

(v)                                  TRE may disclose to any Buyer such Seller Information, Account Debtor Information and TRE Work Product Data as TRE may then or thereafter have;

(vi)                              any Party may disclose Confidential Information as required or requested by any Governmental Authority, or reasonably believed by such Party to be compelled by any court decree, subpoena or legal or administrative order or process;

(vii)                          any Party may disclose Confidential Information as is required by Applicable Law; and

(viii)                      any Party may disclose Confidential Information in the event that such information has been published or announced in conditions free from confidentiality or has otherwise entered the public domain without default on the part of such Party.

16.12                 Return or Destruction of Confidential Information.

If and when no longer needed or appropriate, the Receiving Party shall (i) destroy all Confidential Information of the Delivering Party, including internal Confidential Information, analyses, data, summaries, memoranda and other documents prepared or generated by the Receiving Party or by third-party service providers, without the Receiving Party retaining a copy of any such material, (ii) promptly deliver to the Delivering Party all other Confidential Information of the Delivering Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of the Delivering Party, the Receiving Party shall destroy all such Confidential Information, and (iii) certify all such return or destruction in writing to the Delivering

Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Delivering Party’s Confidential Information is returned.

16.13                 Severability; Entire Agreement.

A.                                   Each provision of this Agreement and of each other SMB Program Agreement shall be deemed to be effective and valid under applicable Louisiana law, but if any provision of this Agreement or any other SMB Program Agreement is determined to be invalid, void or unenforceable under any law, rule, administrative order or judicial decision, that determination will not affect the validity of the remaining provisions of this Agreement and each other SMB Program Agreement, as applicable.

B.                                   This Agreement, each additional SMB Program Agreement, and all subsequent amendments hereto and thereto, and any and all other agreements, documents or instruments attached or referred to herein or therein, integrate all of the terms and conditions mentioned herein, therein or incidental thereto.

16.14                 Counterparts; Caption Headings.

A.                                   This Agreement and each SMB Program Agreement may be executed manually, or by Electronic Signature, or otherwise agreed to in one or more counterparts all of which shall constitute a single binding agreement.

B.                                   Caption headings under this Agreement and each SMB Program Agreement are for convenience only and shall not be construed to limit the content of any section, subsection, addendum, exhibit or schedule.

16.15                 Governing Law.

THIS AGREEMENT, THE RELATIONSHIP BETWEEN THE PARTIES AND ANY CLAIM OR DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT, EACH OTHER SMB PROGRAM AGREEMENT AND EACH SMB PROGRAM TRANSACTION SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, BUT EXCLUDING ANY CONFLICT OF LAW RULES THAT WOULD LEAD TO THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ALL AGREEMENTS, ALL SALES OF TRADED RECEIVABLES AND ALL SMB PROGRAM TRANSACTIONS BY AND BETWEEN THE PARTIES SHALL BE DEEMED TO HAVE BEEN NEGOTIATED, CONTRACTED FOR, ACCEPTED, CONSUMMATED AND PERFORMED IN NEW ORLEANS, LOUISIANA WHERE TRE AND THE EXCHANGE ARE LOCATED.

16.16                 Forum Selection; Louisiana Courts; Waiver of Right to Class or Multiparty Recovery.

A.                                   Subject to the right of any Party to invoke compulsory arbitration under Part XV of this Agreement, any legal action or proceeding by or against any Party to this Agreement, including a Seller, an Offending Key Principal, a Buyer, or TRE, with respect to any claim arising out of this Agreement, or any other SMB Program Agreement, or any SMB Program Transaction, or any relationship between the Parties, shall be brought in the United States District Court for the Eastern District of Louisiana or in the Civil District Court for the Parish of Orleans, State of Louisiana, United States of America. Should a Seller or Buyer file suit against TRE before any court other than the foregoing Louisiana courts, Seller or Buyer shall be responsible for TRE’s legal costs and other expenses in attempting to remove or otherwise relocate such litigation to Louisiana.

B.                                   Each Party (including each Offending Key Principal) accepts for itself and with respect of its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement, or any other SMB Program Agreement, or any SMB Program Transaction, or any relationship between the Parties.

C.                                   Each Party (including each Offending Key Principal) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any SMB Program Agreement or SMB Program Transaction by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address provided to and on file with TRE (and shall be effective when such mailing shall be effective, as provided therein). Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

D.                                   Each Party (including each Offending Key Principal of Seller) hereby irrevocably waives any objection and any right to stay or dismiss any action or proceeding under or in connection with this Agreement, any other SMB Program Agreement or any SMB Program Transaction to which it is a party brought before the foregoing courts on the basis of forum non conveniens or improper venue or any other grounds that it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

E.                                     Nothing in Section 16.16(A) shall affect the right of TRE to bring any legal action against Seller’s Account Debtors in any other competent jurisdiction.

F.                                     Each Seller and each Buyer waives the right to bring, assert, or participate in a class action or other multiparty litigation asserting any claim or cause of action against TRE, whether related to this Agreement, or any SMB Program Transaction, or otherwise. The foregoing is a bargained-for covenant, which has been knowingly and willingly agreed to by all Parties.

16.17                 Waiver of Jury Trial.

FOR THE PURPOSES OF THIS AGREEMENT, EACH OTHER SMB PROGRAM AGREEMENT, AND EACH SMB PROGRAM TRANSACTION, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, WITH ANY OTHER SMB PROGRAM AGREEMENT, OR ANY SMB PROGRAM TRANSACTION CONTEMPLATED HEREBY OR THEREBY, WITH ANY COURSE OF CONDUCT, WITH ANY COURSE OF DEALING, WITH ANY STATEMENTS (WHETHER VERBAL OR WRITTEN), OR WITH ANY ACTIONS OR OMISSIONS OF ANY PARTY HERETO OR OF ANY OTHER PERSON RELATING TO THIS AGREEMENT OR TO ANY OTHER SMB PROGRAM AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

16.18                 Relationship of the Parties; No Joint Venture.

A.                                   The Parties intend that nothing contained in this Agreement or in any other SMB Program Agreement shall be deemed or construed by any Person, court or arbitrator in arbitration, to create a partnership, joint venture or comparable legal relationship by or between any Seller, any Buyer, TRE, or any other Person.

B.                                   TRE and each Seller and each Buyer are independent contractors and neither TRE nor any Seller or any Buyer may represent to any third-party that it is the agent or representative of any other Party. No Party shall incur any obligation or liability in the name of or in behalf of any other Party and each Party shall have the full responsibility and obligations for all of its expenses of operation and for all obligations with respect to its employees, agents and representatives.

16.19                 Public Announcements.

Each Seller and each Buyer agrees that, without first obtaining TRE’s specific approval, neither it nor its Affiliates will issue any public announcement, press release or similar publicity using the name “TRE” or “The Receivables Exchange™”, or any other trade name, service mark, trademark or logo owned or used by TRE or any of its Affiliates, or referring to the SMB Program, this Agreement or any other SMB Program Agreement. TRE similarly agrees not to include Seller’s or Buyer’s name or logo in any public announcement, press release or similar publicity without having first obtained Seller’s or Buyers prior approval. Each Party reserves the right to provide to industry trade organizations information necessary and customary for inclusion in statistical analyses prepared by or for such entities.

16.20                 Reinstatement.

The obligations of the Parties under this Agreement and each other SMB Program Agreement shall remain in full force and effect and continue (i) should any petition be filed by or against any Party for liquidation or reorganization, or (ii) should any Party become Insolvent or make an assignment for the benefit of any creditor or creditors, or (iii) should a receiver or trustee be appointed for all or any significant part of any Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, pursuant to Applicable Law, is rescinded or reduced in amount, or must otherwise be restored or returned by any Party of the obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16.21                 No Third-Party Rights.

The Agreements, undertakings and relationships of the Parties are solely for the benefit of the Parties, and their respective Affiliates, successors and assigns, and (except as otherwise specifically provided) no other Person shall have any third-party rights hereunder.

16.22                 Survival.

Termination of this Agreement or any other SMB Program Agreement by and among the Parties for any reason shall not terminate any rights, liabilities or obligations set forth herein or in any other SMB Program Agreement, which by their nature would be intended to be applied following any such termination. Specifically, but without limitation, the representations and warranties of Buyer and Seller as provided herein and in other SMB Program Agreements, and the rights and obligations in the parts and sections pertaining to True Sale, Seller Repurchase Obligations, payment of fees and reimbursable expenses, Buyer’s knowing assumption of risks, contractual limitations on TRE’s responsibilities and liability, governing law, compulsory binding arbitration, forum selection, party confidentiality, copyright protection, indemnification, and provisions relating to TRE’s Administrative Discretion, shall survive and continue and shall bind the Parties and their legal representatives, successors and permitted assigns. Termination of this Agreement and any other SMB Program Agreement shall not affect any obligations of the Parties prior to such termination, which shall be determined and paid as provided herein and in the other SMB Program Agreements.

16.23                 Injunctive Relief Outside of Arbitration.

A.                                   In the event any Party fails to perform, observe or discharge any of its obligations under this Agreement or any other SMB Program Agreement or with respect to any SMB Program Transaction, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy of law may prove to be inadequate relief to the Party (i.e., the Party to which the obligation is owed). Therefore, the Party, if the Party so requests, shall be entitled to apply for temporary and permanent injunctive relief as may be granted by the court without the necessity of proving that actual damages are not an adequate remedy.

B.                                   Notwithstanding anything thing in Part XV of this Agreement, a Party may seek to obtain injunctive relief before a court of law with any claim for monetary damages remaining subject to elective mandatory arbitration under Sections 15.1, et seq.

16.24                 No Punitive or Exemplary Damages.

No Party shall be liable to any other Party or any other Person for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to this Agreement, any other SMB Program Agreement or any SMB Program Transaction.

16.25                 Force Majeure.

No Party will be liable for delay or failure to perform its obligations under this Agreement or any other SMB Program Agreement (other than a failure to pay amounts when due or to Consummate the purchase of a Posted Receivable) caused by an event that is beyond the Party’s control; provided, however, that such Party will not have contributed in any way to such event.

16.26                 Power of Attorney.

Each Seller and each Buyer hereby grants TRE an irrevocable power of attorney, coupled with an interest, to:

(i)                                    allow TRE and its agent bank or banks to take all of the necessary steps to process, approve and receive monies in connection with SMB Program Transactions, including (a) the right on or after the Repurchase Date to initiate wire transfers of funds out of Seller’s designated deposit account with Seller’s bank to satisfy Seller’s Repurchase Obligations, (b) the right to initiate wire transfers out of the Buyer’s designated deposit account with the Buyer’s bank in order to consummate purchases of Traded Receivable when the Buyer is declared to be the Winning Bidder, and (c) the right to endorse Seller’s or Buyer’s name on third-party checks, drafts and other payment instruments, as appropriate;

(ii)                                to perfect, modify and discharge Liens and Security Interests; and

(iii)                         if necessary, to require Sellers and Buyers to execute such further documents as TRE may require in its Administrative Discretion to give effect to this Section 16.26.

16.27                 US Dollars.

Unless otherwise agree to by TRE in advance and in writing, all SMB Program Transactions shall be paid and settled in US Dollars.

16.28                 Certification.

EACH SELLER AND EACH BUYER ACKNOWLEDGES THAT IT HAS THOROUGHLY READ THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER SMB PROGRAM AGREEMENTS TO WHICH SELLER OR BUYER IS A PARTY, AND THAT SELLER OR BUYER HAS FREELY AGREED TO ALL OF THE PROVISIONS HEREIN AND THEREIN. EACH SELLER FURTHER REPRESENTS AND WARRANTS THAT EACH KEY PRINCIPAL OF SELLER HAS READ THIS AGREEMENT AND THE OTHER SMB PROGRAM AGREEMENTS THAT ARE BINDING ON SELLER, AND THAT EACH OF SELLER’S KEY PRINCIPAL UNDERSTANDS AND AGREES TO THE PROVISIONS OF SECTION 23 OF THE SELLER AGREEMENT IMPOSING PERSONAL LIABILITY ON SUCH KEY PRINCIPAL FOR THE TRIGGERING EVENTS LISTED THEREIN.

PART XVII.                            ELECTRONIC SIGNATURE AND ACCEPTANCE

By affirmatively clicking “I Accept” at the appropriate location on the TRE Web site, Seller or Buyer (as applicable) has agreed to be bound and obligated under the terms and conditions of this Master Program Agreement effective as of the date that Seller or Buyer (as applicable) expressed its acceptance. The federal Electronic Signatures in Global and National Commerce Act and other applicable laws govern Seller’s or Buyer’s (as applicable) electronic signature, acceptance and consent to this Agreement.

EXHIBIT 1

DEFINITIONS, CONSTRUCTION AND INTERPRETATION

Effective as of January 1, 2012

1.                                      Definitions.

The following terms shall have the following meanings for purposes of the SMB Master Program Agreement and each additional SMB Program Agreement:

“Account Debtor” means, with respect to any Receivable, any Person obligated to pay such Receivable.

“Account Debtor Event of Default” means any failure of the Account Debtor to fully pay the Invoice Face Value amount by the 90’th day following the last Invoice Due Date in a Basket of Traded Receivables.

“Account Debtor Information” means such financial and other information with respect to an Account Debtor that a Seller may provide to TRE.

“Accredited Investor” has the meaning ascribed to such term in Regulation D under the Securities Act of 1933. Note that TRE may impose additional requirement as to who may be a Buyer on the Exchange.

“Administrative Determination” and “Administrative Discretion” means TRE’s decisions, determinations, approvals, consents and confirmations of a routine or administrative nature, whether or not such administrative decision is specifically designated as such. Administrative Determination and Administrative Discretion include:

(a) routine determinations as to administration compliance with TRE procedures, the SMB Program Agreements and all other agreements, certificates, and other similar items required to be delivered under the terms of the SMB Program Agreements; and

(b) determinations of (i) the Winning Bids, (ii) Advance Amounts, (iii) Buyer Discount Fees, (iv) Seller Fees, (v) Buyer Fees, (vi) Seller Remittance Payments, (vii) Repurchase Dates, (viii) Repurchase Amounts, (ix) Seller Reimbursable Expenses, (x) Buyer Reimbursable Expenses, and (xi) such other amounts as may be provided for under the SMB Program Agreements; and

(c) decisions as to (i) the existence or absence of an Event of Default, (ii) exercise of any Enforcement Right, and (iii) amendments, modifications or supplements to or waivers of any term of any SMB Program Agreement.

“Advance Amount” means the amount that a Buyer is willing to pay or advance to the Seller incident to the purchase of a Traded Receivable.

“Affected Buyers” means Buyer owners of Defaulted Receivables who have the option of opting in to TRE continuing to attempt collection of Defaulted Receivables on their behalf, or of opting-out of such continuing TRE collection efforts.

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee or other fiduciary, 25% or more of the Equity Interests having ordinary voting power in the election or appointment of directors or officers of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, (iii) each of such Person’s officers, directors, joint venturers, owners and partners, and (iv) in the case of any Person that is an individual, the immediate family members, spouses and lineal

Exhibit 1 Definitions, Construction and Interpretation (E-sign) (2.01 1/12) Copyright © 2012 The Receivables Exchange, LLC. All rights reserved. No third-party shall have the right to copy or emulate any provision of this copyrighted agreement or any feature of the TRE SMB Program, which is proprietary to TRE.

1

descendants of such Person. For the purposes of this definition, “control of a Person” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affirmation” means the agreement by a Subsequent Buyer of Traded Receivables to be bound by and to comply with the provisions of the Master Program Agreement and other SMB Program Agreements that apply generally to Buyers.

“AFV” means the aggregate Face Value of all Traded Receivables included in an Auction.

“Anti-Terrorism Law” means each of (i) Executive Order No. 13224, (ii) the USA PATRIOT Act, (iii) the Money Laundering Control Act of 1986, Public Law 99-570, (iv) the OFAC Regulations, and (v) any similar Applicable Law enacted in the United States subsequent to the date of the Master Program Agreement or in any other jurisdiction that applies to any Seller or Buyer.

“Applicable Law” means, with respect to any Person, any and all laws (including common law), statutes, ordinances, regulations, rules, orders, injunctions, directives, codes, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to or binding upon such Person or any of its properties and any judicial or administrative interpretation thereof, including, for the avoidance of doubt, all environmental laws.

“Arbitration Administrator” means the Person under whose auspices arbitration is conducted. The Party electing commencement of arbitration shall have the right to select the Arbitration Administrator, which may be a national company or a company or law firm with offices in Louisiana.

“Associated Rights” means any and all of the Seller’s right, title and interest in relation to any Traded Receivable including, in each case, to the extent related to such Receivable:

(a)           all Security Interests in the relevant goods arising by law or by agreement with the related Account Debtor for the purpose of securing payment of the related Invoice Face Amount, including retention of title rights, if applicable;

(b)           all rights, remedies and privileges under the related contract;

(c)           all documents of title to goods, warehouse keepers’ receipts, bills of lading, shipping documents, airway bills or similar documents, if applicable;

(d)           all Collection Proceeds and other remittances and payments of or on account of Collections of such Receivable, and any related securities, bonds, guarantees, indemnities and letters of credit, including direct debit rights if applicable; and

(e)           all of the Seller’s interest in any returned goods related to any sale giving rise to such Receivable and any proceeds of sale thereof.

“Auction” means an auction sale of a Basket of Receivables over the Exchange.

“Auction Closing Date” means the date that an Auction closes and the Winning Bid is determined.

“Authorized Representative” means with respect to a Seller or Buyer (as applicable), the Seller’s or Buyer’s designated owner, officer or other official who is authorized to (i) agree to the terms of the Master Program Agreement and the other SMB Program Agreements, (ii) enter into and consummate SMB Program Transactions for and on behalf of Seller or Buyer (as applicable)t, (iii) submit quarterly Officer Certificates and other reports to TRE, and (iv) discuss matters relating to Seller or Buyer with TRE.

“Bankruptcy Code” means the United States Federal Bankruptcy Code of 1978, as amended from time to time.

“Basket” means all Receivables included in a single Auction. A Basket may consist of a single Receivable or multiple Receivables.

“Bid” means the bid offer submitted by a Buyer over the TRE Platform to purchase a Seller Receivable at auction over the Exchange.

“Business Day” means a day (other than a Saturday or Sunday, a legal holiday or a day on which banking institutions are authorized or required by Applicable Law or other government action to close in New York, New York) on which banks are open for business.

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“Buyer” means a Person who is a Member Buyer on the Exchange, and who may purchase or contemplate purchasing Receivables over the Exchange. In the case of a resale of a previously purchased Traded Receivables or Ownership Shares therein, a Buyer also includes a Subsequent Buyer.

“Buyer Agreement” means the additional agreement between Buyer and TRE styled “SMB Buyer Agreement” or “Amended and Restated SMB Buyer Agreement”.

“Buyer Event of Default” means each of the events or circumstances described as a Buyer default in Section 14.1 of the Master Program Agreement any SMB Program Agreement.

“Buyer Failed Payment Fee” means fees payable by a Buyer to TRE as a result of Buyer’s failure to timely fund the Advance Amount as required under the Rules and Procedures and by Section 9 (B) of the Buyer Agreement.

“Buyer Fees” means fees provided in Schedule 1 of the Buyer Agreement.

“Buyer Indemnified Person” means TRE, NOE and each Seller of a Traded Receivable purchased by Buyer, as well as TRE’s, NOE’s and Seller’s Affiliates and Subsidiaries, and all of their respective owners, shareholders, members, partners, officers, directors, managers, employees, agents, attorneys, successors and assigns.

“Buyer Reimbursable Expenses” means the costs and expenses listed in Section 16.2 of the Master Program Agreement.

“Buyer Remittance Payment” means the amount payable to the Buyer, net of Buyer Fees, subsequent to TRE’s receipt of Collection Proceeds. A Buyer Remittance Payment may consist of any accrued Discount Fees and outstanding Advance Amounts due to the Buyer.

“Change of Control” means (i) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of a Seller or a Buyer (as applicable) to a Person who did not have control of the Seller or Buyer at the time the Seller or Buyer applied for registration or membership on the Exchange, (ii) any merger or consolidation of or with the Seller or Buyer, or (iii) the sale of all or substantially all of the property or assets of the Seller or Buyer. For purposes of this definition, control shall mean the power, directly or indirectly (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of the Seller or Buyer, or (y) to direct or cause the direction of the management and policies of the Seller or Buyer by contract or otherwise.

“Charges” means all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon Seller’s Receivables, Seller or any of Seller’s Affiliates.

“Code” means the Internal Revenue Code and Internal Revenue Service regulations promulgated thereunder.

“Collateral Agent” means TRE in its capacity as Collateral Agent for and on behalf of Buyers of Traded Receivables as provided in the Master Program Agreement.

“Collection Expenses” means TRE’s out-of-pocket costs and expenses in pursuing collection from Defaulting Sellers, Defaulting Account Debtors or Defaulting Buyers, including TRE’s reasonable outside counsel fees, collection agency fees, court costs, and other third-party expenditures.

“Collection Proceeds” means all funds and money collected from the Account Debtor, the Seller or from any other obligated Person, or from the exercise of Enforcement Rights with respect to or in any way accruing from a Traded Receivable.

“Confidential Information” of any Party means non-public information that such Party may designate as being confidential or which, under the circumstances surrounding its disclosure, the receiving Party ought to know is confidential.

“Consummate” or “Consummation” means the completed purchase and True Sale of a Receivable over the Exchange as provided in Section 15 of the Seller Agreement.

“Consummation Date” means the date on which the sale of a Traded Receivable is deemed for all purposes to be completed or Consummated.

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“Defaulted Receivable” means and includes a Traded Receivable that (i) is not paid by the Account Debtor within 90-days following the last Invoice Due Date in a Basket, or (ii) is otherwise subject to mandatory repurchase by the Seller under Section 22(A) of the Seller Agreement for failure to qualify as an Eligible Receivable or for any other reason provided therein.

“Defaulting Account Debtor” means and includes an Account Debtor that is subject to an Account Debtor Event of Default.

“Defaulting Buyer” means and includes a Buyer that is subject to a Buyer Event of Default.

“Defaulting Seller” means a Seller that is subject to a Seller Event of Default.

“Delivering Party” has the meaning given to that term in Section 16.11 of the Master Program Agreement.

“Direct Debit Transfer” means a transfer of funds by the Lockbox Account Bank from the Buyer’s or the Seller’s designated account at their respective bank via (i) an inbound Fed wire draw down request for credit transfer, (ii) a SWIFT Direct Debit request, or (iii) an internal book transfer request if the Buyer’s bank is the same as the Lockbox Account Bank. The transfer of funds from a Seller’s bank may be initiated by any of the methods described above, or via debit originated by the Lockbox Account Bank via entries on the Automated Clearing House (ACH) system which obligates the Seller’s bank to settle the amount requested.

“Discount Fees” are fees paid to and earned by a Buyer in connection with the purchase of Traded Receivables over the Exchange.

“Divert” or “Diversion” means any action or inaction on the part of a Seller which results in all or any portion of the Collection Proceeds of any Traded Receivable, or in all or any portion of Other Proceeds of Other Receivables that the Registered Account Debtor is instructed to pay into the TRE controlled Lockbox Account, being used by the Seller or any Affiliate of Seller for any purpose other than payment and transmittal to TRE as Program Administrator. Divert or Diversion additionally includes (i) any action or inaction on the part of a Seller which results in a setoff of the Registered Account Debtor’s Invoice Payment Obligation against any obligation that the Seller may owe to the Account Debtor, (ii) any Seller instruction to a Registered Account Debtor not to make Invoice payments into the Lockbox Account with the Lockbox Account Bank, or (iii) the Seller’s reissuance of an Invoice evidencing a Traded Receivable without notifying TRE and without making immediate payment as required under Section 18(B) of the Seller Agreement.

“Dollars”, “US Dollars”, “$” or “US$” means the lawful currency of the United States of America.

“Electronic Signature” means the electronic signature of any Party sufficient to legally obligate such Party to the terms of any pertinent contract or agreement under the Electronic Signatures in Global and National Commerce Act, the Model Uniform Electronic Transactions Act and the Electronic Signatures and Records Act.

“Eligible Receivable” means and includes a Receivable, subject to sale under Article 9 of the UCC, that:

(a) represents a bona fide Payment Obligation of an Account Debtor enforceable in accordance with its terms; and

(b) is not, at the time of sale or at any time thereafter, subject to dispute, compromise, reduction, cancellation, refund, offset, counterclaim or recoupment for any reason; and

(c) the Seller knows of no reason why the Account Debtor will not or cannot pay the Receivable on a timely basis when due; and

(d) is payable to and is owned by the Seller; and

(e) is payable in U.S. dollars; and

(f) is not more than 60 days past due as of the Auction Closing Date; and

(g) conforms to TRE’s other requirements as set forth in the Rules and Procedures to be eligible for sale over the Exchange.

“Enforcement Rights” mean and include all available enforcement rights and remedies that may be asserted (i) against a Defaulting Buyer following a Buyer Event of Default, or (ii) against a Defaulting Seller following a Seller Event of Default, or (iii) against a Defaulting Account Debtor following an Account Debtor Event of Default, or (iv) against a Defaulting Buyer following a Buyer Event of Default. Enforcement rights further include default rights and remedies that may be asserted against the property of a third Person to satisfy an indebtedness.

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“Equity Interest” means for any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, limited liability company membership interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act.

“Exchange” means the Receivables Exchange™, which is an electronic marketplace owned and operated by TRE for the auction trading of Posted Receivables.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Claim” means any of the following claims or proceedings, which are not subject to compulsory binding arbitration under Part XV of the Master Program Agreement:

(a) any action to assert, collect, protect, realize upon or obtain possession of the Seller Collateral following a Seller Event of Default;

(b) any action to assert, collect, protect, realize upon or obtain possession of the Seller Collateral in any bankruptcy proceeding;

(c) any action insofar as it seeks provisional or ancillary remedies in connection with (a) or (b) above;

(d) any non-judicial repossessions or exercise of Enforcement Rights against any Person; and

(e) any action involving or against an Account Debtor to enforce the Account Debtor’s Payment Obligations with respect to a Traded Receivable.

Notwithstanding the foregoing, the Parties may mutually agree to arbitrate any matter covered under items (a) through (d) above if arbitration will afford the Parties substantially the same rights and remedies as a court action.

“Face Value” means the principal amount of the Traded Receivable that is billed to or that is otherwise owed by the Account Debtor.

“FAA” means the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.

“Foreign Corrupt Practices Law” or “FCPL” means the Foreign Corrupt Practices Law and any other Applicable Law concerning making unlawful payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, corrupt practices or making unlawful payments or gifts, bribes, rebates, payoffs, influence payments or kickbacks in any jurisdiction.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

“Good Funds” means funds that (i) have been collected by means of the drawee bank’s full, final and irrevocable payment of one or more checks, drafts or monetary instruments, and (ii) are immediately available to be electronically transferred from the depositor’s account to a third party.

“Governmental Authority” means any federal, state or local government, governmental department, governmental commission, governmental board, governmental bureau, governmental agency, regulatory authority, instrumentality, judicial, legislative, executive or administrative body or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, having jurisdiction over the Person or matters in question.

“Government Receivable” means a Receivable under which the Account Debtor is a department, agency or instrumentality of the United States government.

“Global Amendment” means an amendment to any one or more of the TRE Program Agreements that applies generally to all then Registered Sellers or Member Buyers on the Exchange.

“Global Settlement” means a comprehensive settlement by and among Multiple Buyers of Defaulted Receivables with Persons obligated thereunder (i.e., Defaulting Sellers or Defaulting Account Debtors).

“Insolvency” means with respect to any Person on a particular date, that

(a)   such Person is unable to realize upon its property and assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, or

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(b)   such Person has made a transfer or incurred an obligation with the intent to hinder, delay or defraud any of its present or future creditors.

The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

“Insolvent” means, with respect to a Person, the fact that such Person is in Insolvency.

“Intellectual Property” means a patent, patent application, copyright, trademark, service mark, trade name, logo, domain name, mask work, trade secret or license or other right to use any of the foregoing.

“Invoice” means a legal debt instrument which indicates the Face Value due from an Account Debtor to pay the Seller for delivered goods or services.

“Invoice Date” means the date an Invoice is issued.

“Invoice Due Date” means the specified date listed on the Invoice by which a Seller requests payment by the Account Debtor.

“Invoice Payment” means any payment made by an Account Debtor under an Invoice.

“Invoice Payment Obligation” means an Account Debtor’s obligation to pay the Invoice Face Value under a Receivable sold or offered for sale over the Exchange.

“Key Principal” means an owner or executive officer (i.e., president, manager, chief executive officer, chief financial officer, or officer performing executive management functions) of a Seller.

“Lien” means any mortgage, lien, privilege, deed of trust, encumbrance, pledge, security interest, hypothecation, covenant, condition, restriction (including restrictions on voting rights or rights of disposition), claim, charge, option, right of first refusal, right of use or occupancy, any legal or equitable encumbrance, or any preference, priority or other arrangement having materially the same effect as any of the foregoing.

“Lockbox Account” means the depository account maintained by TRE with the Lockbox Account Bank into which Collection Proceeds and other sums shall be deposited.

“Lockbox Account Bank” means the banking association in which the Lockbox Account is maintained, as well as any substitute or replacement bank therefor as determined by TRE in its Administrative Discretion.

“Majority Affected Opt-In Buyers” means, with respect to any Defaulted Receivable or Basket of Defaulted Receivables, (i) if the Receivable or Basket is owned by a single Opt-in Buyer, such Buyer, and (ii) if the Receivable or Basket of Receivables is owned by Multiple Buyers, the Opt-in Buyer or Buyers holding Ownership Shares of such Defaulted Receivable or Basket greater, in the aggregate, than 50%.

“Master Program Agreement” means the agreement between TRE and all Sellers and Buyers of Receivables styled “SMB Master Program Agreement” or “Amended and Restated SMB Master Program Agreement”.

“Material Litigation” means any action, claim, lawsuit, demand, inquiry, investigation or proceeding that is brought against the Seller or its Affiliate, in which the amount in controversy exceeds 25% of Seller’s, or its Affiliate’s then net worth.

“Material Obligation” means a payment or performance obligation of a Seller, which in the event of the Seller’s default thereunder, would likely jeopardize Seller’s ability to continue to conduct its business as previously conducted.

“Member Buyer” means a buyer who has been accepted by TRE for membership on the Exchange, and who is eligible to bid on and to purchase Traded Receivables over the Exchange.

“Misdirected Payment” means an Account Debtor Invoice Payment that is paid to the Seller, or to an Affiliate of Seller, or to a third party, and that is not paid by the Account Debtor into the TRE controlled Lockbox Account as required by Section 10 of the Seller Agreement.

“Misdirected Payment Fee” has the meaning provided in Section 10(F) of the Seller Agreement.

“Money-Laundering Activities” means activities involving funds which are (i) proceeds of crime in violation of Applicable Law, or (ii) derived or potentially derived from any restricted party.

“Multiple Buyers” means, in the case of ownership of a Traded Receivable or Ownership Share therein by more than one Buyer, such multiple buyers.

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“Net Advance Amount” means the Advance Amount less Seller Fees.

“Net Present Value Discount Rate” means the prime rate as quoted in the Money & Investing Section of the Wall Street Journal on the last day of each calendar quarter.

“NOE” means The New Orleans Exchange, Inc., TRE’s parent.

“OFAC Regulations” means (i) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (ii) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and (iii) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations).

“Offending Key Principal” means a Key Principal of Seller who directs or in any way participates in any of the offenses listed in Section 23(A) of the Seller Agreement,

“Officer Certificate” means the certificate signed by the Seller’s or the Buyer’s chief executive officer, chief financial officer, or similar official in the form required by TRE.

“Opt-In Buyer” means a Buyer who elects to continue to have TRE attempt collection of Defaulted Receivables on the Buyer’s behalf.

“Opt-Out Buyer” means a Buyer who elects to opt-out from having TRE continue to attempt collection of Defaulted Receivables on the Buyer’s behalf.

“Organizational Documents” means with respect to any Person, (i) the certificate of incorporation, articles of partnership, partnership agreement, certificate of organization or formation or other similar organizational documents of such Person, (ii) the by-laws, operating agreement, limited liability company agreement or other similar document of such Person, and (iii) such other documents or instruments that are required to be registered or lodged in the place of incorporation or organization of such Person and which establish the legal existence of such Person.

“Other Proceeds” means and includes Invoice Payments received from Registered Account Debtors that are attributable to the Seller’s Other Receivables not sold over the Exchange.

“Other Receivables” means and includes Seller Receivables that are not sold over the Exchange.

“Ownership Share” means, with respect to any Traded Receivable, an undivided percentage ownership share of such Receivable, entitling the holder thereof to receive, on a pro rata, dollar outstanding basis with all other holders of Ownership Shares in such Receivable, payment of Collection Proceeds on such Receivable proportional to such Ownership Share.

“Ownership Share Amount” means the dollar amount of Buyer’s Ownership Share in a Basket of Traded Receivables.

“Ownership Share Percentage” means Buyer’s Ownership Share of Defaulted Receivables subject to collection by TRE, in relation to the Ownership Shares of all other Opt-In Buyers of the same Defaulted Receivables, subject to adjustment from time to time as one or more Buyers may elect to opt-out. Assume that there are 5 Buyers, each owning a 20% Ownership Share of the Defaulted Receivable. Under these facts, each Buyer is responsible for reimbursement of 20% of TRE incurred Collection Expenses. If one of the Buyers opts out, then the Ownership Share Percentage of the 4 remaining Opt-In Buyers increases to 25%, and the 4 remaining Opt-In Buyers are each responsible for reimbursement of 25% of TRE incurred Collection Expenses.

“Party” means TRE and each Seller and each Buyer that has agreed to be bound and obligated under the Master Program Agreement (SMB Program) or any other SMB Program Agreements.

“Paying Party” means the Seller, a Key Principal of Seller, an Account Debtor, or any other obligated Person making payment on a Payment Obligation to TRE after the occurrence of a Seller Event of Default whether or not such Paying Party payment can be identified to any particular Traded Receivable.

“Payment Obligation” means the contractual obligations of a Person to pay an amount owed to another.

“Permitted Liens” means:

(a) Liens in favor of TRE for the benefit of TRE and Buyers of Seller’s Traded Receivables;

(b) Liens for taxes, assessments or other governmental Charges not delinquent or being properly contested in good faith, provided that the Lien shall have no effect on the priority of the Liens in favor of TRE and a stay of enforcement of any such Lien shall be in effect;

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(c) Liens arising by virtue of the rendition, entry or issuance against Seller or any Affiliate, or any property of Seller or any Affiliate, of any judgment, writ, order, or decree, for so long as each such Lien (i) is in existence for less than 20 consecutive days after it first arises or is being properly contested, and (ii) is at all times junior in priority to any Liens in favor of TRE;

(d) additional Liens as may be approved by TRE in advance and in writing.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization or association, trust, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, firm, body corporate, authority, Governmental Authority, or any other entity of whatever nature.

“Posted Receivable” means a Receivable that is offered for sale over the Exchange by the Seller posting the Receivable on the TRE Platform.

“Priming Lien” means a perfected Lien encumbering the Seller’s Traded Receivables and other Seller Collateral that potentially has priority over TRE’s later in time UCC filing, and that may adversely affect the rights of Buyers of Seller’s Traded Receivables to purchase the same free and unencumbered by any then existing Lien.

“Priming Lien Holder” means a Person that has a Priming Lien on or with respect to any posted Receivable or other Seller Collateral.

“Priming Lien Holder Authorization and Consent” means an authorization and consent by a Priming Lien Holder agreeing to permit the Seller to sell Traded Receivables over the Exchange on a free and clear basis.

“Program Administrator” means TRE in its capacity as administrator of the SMB Program.

“Purchase Obligation” means the obligation of a Buyer to complete the purchase of a Traded Receivable over the Exchange and to pay the Advance Amount, plus any applicable Buyer Fees and Buyer Reimbursable Expenses that may be or become due.

“Purchase Price” means the price for which a Winning Bidder agrees to pay a Seller to purchase a Traded Receivable or Basket of Traded Receivables in an Auction. The Purchase Price of each Auction of Receivables will be determined under the following formula:

Purchase Price	=	AA + ((AFV-AA-DF)/(1+NPVDR)^(30/360))

where:

AA	=	Advance Amount for such Auction

AFV	=	the aggregate Face Value of all Traded Receivables included in an Auction

DF	=	the Discount Fee for such Auction

NPVDR	=	the Net Present Value Discount Rate for such Auction

The Purchase Price will be calculated based on the assumption that the Buyer will purchase a 100% Ownership Share of the Basket of Posted Receivables included in the Auction. In the event that more than one Buyer acquires an Ownership Share in such Auction, the Purchase Price for each Buyer will be calculated in proportion to the Buyer’s Ownership Share. The Purchase Price will be determined on the Auction Closing Date.

“Qualified Buyer” means a Subsequent Buyer who satisfies the qualification standard imposed by the Seller as to who may purchase the Seller’s Receivables.

“Racketeering Activities” means involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in (i) Title 18 of the U.S. Code, or (ii) any other similar state or applicable foreign criminal law.

“Receivable” means and includes the Seller’s accounts, contract rights, general intangibles, payment intangibles and all other forms of payment obligations owing to Seller, and further includes the Seller’s Associated Rights.

“Receiving Party” has the meaning given to such term in Section 16.11 of the Master Program Agreement.

“Registered Account Debtor” means an Account Debtor that is registered by a Seller on the Exchange under procedures provided in the Rules and Procedures.

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“Registered Seller” means a Seller who has been accepted as a registrant on the Exchange, and who is eligible to offer for sale and to sell Traded Receivables over the Exchange.

“Repurchase Date” means the date on which the Seller is obligated to repurchase a Traded Receivable from the Buyer whether due to an Account Debtor Event of Default, or a Seller Event of Default, or both.

“Repurchase Obligation” means Seller’s absolute, irrevocable and unconditional agreement and obligation to repurchase a Traded Receivable from the Buyer as provided in Section 22 of the Seller Agreement.

“Repurchase Price” means (i) the greater of the outstanding amount of the Face Value of a Traded Receivable, or the sum of the then unpaid Advance Amount and accrued Discount Fees with respect to the repurchased Receivable, together with (ii) the amount of any Late Charges and Seller Reimbursable Expenses that may then be due and owing by the Seller.

“Retained Amount” means the difference between (i) the Face Value of a Basket of Traded Receivables sold over the Exchange and (ii) the Advance Amount paid by the Buyer.

“Rules and Procedures” refer to the Rules and Procedures of the Exchange that apply to the SMB Program.

“Seatholder” means a Member Buyer on the Exchange which also is a shareholder of NOE, TRE’s parent company.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Law” means any and all federal and state laws (including common law), statutes, regulations, rules, orders, injunctions, directives, codes, decrees, writs, determinations, awards and judgments issued by any Governmental Authority relating to “securities” and any judicial or administrative interpretation thereof.

“Security Interest” means a consensual Lien in the Seller’s Traded Receivables and other Seller Collateral granted under the UCC.

“Seller” means a Person registered with TRE and eligible to offer Receivables for sale at auction over the Exchange. A Seller also includes a Buyer who resells a Traded Receivable or Ownership Share therein to a Subsequent Buyer.

“Seller Agreement” means the agreement by and between the Seller of Receivables and TRE styled “SMB Seller Agreement” or “Amended and Restated SMB Seller Agreement”.

“Seller Collateral” means Seller’s property and assets on which TRE is granted a security interest as provided in Section 26 of the Seller Agreement.

“Seller Event of Default” means each of the events or circumstances described as a Seller default under Section 13.1 of the Master Program Agreement.

“Seller Failed Payment Fee” means fees paid by a Seller to TRE as a result Seller’s failure to pay the Repurchase Price to TRE in full on the Repurchase Date.

“Seller Fees” mean the fees provided in Schedule 1 to the Seller Agreement.

“Seller Funds” means any moneys, funds or credits belonging to or otherwise due to Seller.

“Seller Indemnified Person” means TRE, NOE and each Buyer of a Traded Receivable and their respective Affiliates, owners, shareholders, members, partners, officers, directors, managers, employees, agents, attorneys, successors and assigns.

“Seller Information” means such financial and other information with respect to a Seller that the Seller may make available to TRE for dissemination to Buyers and potential Buyers of Seller’s Receivables.

“Seller Reimbursable Expenses” means the costs and expenses listed in Section 16.1 of the Master Program Agreement.

“Seller Remittance Payment” means the amount payable to the Seller, net of Buyer Remittance Payments and Seller Fees, subsequent to TRE’s receipt of Collection Proceeds. A Seller Remittance Payment may consist of the Retained Amount less any accrued Discount Fees and late charges due to the Buyer.

“Seller Termination Fee” means fees paid by a Seller to TRE as a precondition of Seller terminating its relationship with TRE as a Registered Seller on the Exchange.

“SMB Program” means and refers to the TRE program that applies to small-to-medium-sized business Sellers.

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“SMB Program Agreements” means the SMB Master Program Agreement, the SMB Buyer Agreement, the SMB Seller Agreement, the SMB Rules and Procedures of the Exchange, and such additional agreements, schedules, exhibits, addenda, and amendments as may be applicable to the SMB Program and to SMB Program Transactions.

“SMB Program Transactions” means all transactions and dealings between the Parties incident to the SMB Program, including SMB Program Transactions involving (i) purchases and sales of Traded Receivables over the Exchange, (ii) all payments by and between the Parties, and (iii) all related payments and dealings with Account Debtors and third Persons.

“Specific Amendment” means a specific amendment to the Master Program Agreement and other SMB Program Agreements that has limited applicability only to specifically named Sellers and Buyers.

“Specified Obligations” means Payment Obligations of a Defaulting Seller or Defaulting Account Debtor that are subject to a Global Settlement.

“Subsequent Buyer” means a Person to which Buyer may sell a Traded Receivable or an Ownership Share therein as provided in the Buyer Agreement.

“Traded Receivable” means any Receivable that has been sold to a Buyer or to Multiple Buyers over the Exchange.

“Trading with the Enemy Act” means the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, and Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“TRE” means The Receivables Exchange, LLC, as owner and operator of the Exchange and as Program Administrator and Collateral Agent.

“TRE Platform” means all related TRE internet and electronic products including the TRE website, TRE exchange application, TRE code and TRE application protocol interfaces (API’s).

“TRE Related Person” means and includes each of TRE’s and NOE’s respective officers, directors, managers, shareholders, members, employees, agents, and attorneys.

“TRE Work Product Data” means the results of TRE internally produced or otherwise obtained information, data and statistical analysis, including information, data and statistical analysis with respect to Sellers and Account Debtors, and with respect to Seller and Account Debtor creditworthiness.

“True Sale” means the sale for all purposes of absolute ownership of a Receivable, with the Seller retaining no residual rights, title, interest or control (whether legal, equitable or beneficial) therein, and with all of the Seller’s rights, title and ownership interests being fully transferred to and vesting in the Buyer.

“UCC” means the Uniform Commercial Code as in effect in Louisiana and other applicable jurisdictions.

“UCC Termination Fee” has the meaning provided in Section 29 of the Seller Agreement.

“Global Amendment” means an amendment to any SMB Program that has general applicability to similarly situated Sellers and Buyers.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Winning Bid” means the highest and best Bid in an Auction.

“Winning Bidder” means a Buyer submitting the Winning Bid.

“Z-Score” means the product of the following calculations:

1. For a privately held manufacturer, the sum of Seller’s (i) working capital, divided by Seller’s total asset, multiplied by 0.717; plus (ii) Seller’s retained earnings, divided by Seller’s total assets, multiplied by .847; plus (iii) Seller’s EBIT (i.e., earnings before interest and taxes on a most recent fiscal year end reporting period), divided by Seller’s total assets, multiplied by 3.107; plus (iv) Seller’s net annual sales (calculated on a most recent fiscal year end reporting period), divided by Seller’s total assets, multiplied by .998; plus (v) Seller’s net worth, divided by Seller’s total liabilities, multiplied by .42; or such substitute formula or basis as TRE may designate from time to time.

2. For a publicly held manufacturer, the sum of Seller’s (i) working capital, divided by Seller’s total assets, multiplied by 1.2; plus (ii) Seller’s retained earnings, divided by Seller’s total assets, multiplied by 1.4; plus (iii) Seller’s EBIT (i.e., earnings before interest and taxes on the most recent fiscal year end reporting period), divided by Seller’s total assets, multiplied by 3.3; plus (iv) Seller’s net sales (calculated on the most recent fiscal year end reporting

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period), divided by Seller’s total assets, multiplied by .999; plus (v) Seller’s market value equity, divided by Seller’s total liabilities, multiplied by .6; or such substitute formula or basis as TRE may designate from time to time.

3. For a non-manufacturer, the sum of Seller’s (i) working capital, divided by Seller’s total assets, multiplied by 6.56; plus (ii) Seller’s retained earnings, divided by Seller’s total assets, multiplied by 3.26; plus (iii) Seller’s EBIT (i.e., earnings before interest and taxes on the most recent fiscal year end reporting period), divided by Seller’s total assets, multiplied by 6.72; plus (iv) Seller’s net worth, divided by Seller’s total liabilities, multiplied by 1.05; or such substitute formula or basis as TRE may designate from time to time.

2.             Construction.

In the Master Program Agreement and each other SMB Program Agreement, unless the contrary intention appears, a reference to:

an amendment includes an addendum, supplement, restatement or other modification and amend and amended are to be construed accordingly;

including means including without limitation;

judgment includes any order, injunction, determination, award or decree of any court or tribunal;

a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly); all references to a month or months shall be deemed to be a month or months in the Gregorian calendar;

or means and/or;

properties include present and future properties, revenues and rights of every description;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

repay (or any derivative form thereof) shall, subject to all contrary indication, be construed to include prepay (or, as the case may be, the corresponding derivative form thereof);

immediately means without delay; and

the winding up, dissolution, administration or reorganization of a company or corporation and references to the liquidator, administrator, receiver, administrative receiver or trustee of a company or corporation shall be construed so as to include any equivalent or analogous proceeding or, as the case may be, insolvency representatives or officers under the law of the jurisdiction in which such company or corporation is incorporated or, as the case may be, carried on a business.

3.             Interpretation.

For the purpose of the Master Program Agreement and the other SMB Program Agreements, unless the context otherwise requires:

A.            A reference to a statute, treaty, other Applicable Law or provision of law is a reference to that statute, treaty, other Applicable Law or provision, as the same may have been or may from time to time be amended or re-enacted.

B.            A reference to a part, section, addendum, exhibit, recital or schedule is a reference to that section of, or that appendix, exhibit, recital or schedule to, the Master Program Agreement such other SMB Program Agreements, as applicable.

C.            A Party to any SMB Program Agreement or any other Person includes its legal successors and permitted transferees and permitted assigns, to the extent permitted under the Program Agreement.

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D.            A reference to the Master Program Agreement, any other SMB Program Agreement or any other document or instrument shall be construed as a reference to the SMB Master Program Agreement, such SMB Program Agreement or such other document or instrument as the same may have been, or may from time to time be, amended and shall include all appendices, schedules and exhibits thereto.

E.              Words denoting the singular number shall include the plural and vice versa.

F.              Words importing the masculine include the feminine and vice versa.

G.            Unless the contrary indication appears, a reference in any SMB Program Agreements to a time of day is a reference to New York City time.

H.            Unless the contrary intention appears, a term used in any SMB Program Agreement or in any notice given under or in connection with any other SMB Program Agreement has the meaning provided in this Exhibit 1 to the Master Program Agreement.

I.                 The index to and the headings of articles, sections, annexes, exhibits, recitals and schedules are for convenience only and do not affect the interpretation of the Master Program Agreement or any other SMB Program Agreements.

J.              The words herein, hereof and hereunder and other words of similar import refer to the Master Program Agreement and each other SMB Program Agreement as a whole, including all addenda, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Master Program Agreement, each other SMB Program Agreement or any such addendum, exhibit or schedule.

K.            Any accounting term used in any SMB Program Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP.

L.             Any UCC term used in any SMB Program Agreement shall have the meaning given in the UCC unless otherwise defined. Without limited the foregoing, the terms “accounts”, “chattel paper”, “instruments”, “general intangibles”, “payment intangibles”, “supporting obligations”, “securities”, “financial assets”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment”, “fixtures” and “ordinary course of business”, as and when used shall have the meanings given to such terms in Articles 8 or 9 of the UCC. To the extent the definition of any category or type of UCC collateral is expanded by any subsequent amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

M.          The rule of construction to the effect that any ambiguities in a legal document shall be resolved against the drafting party shall not be employed in the interpretation of the Master Program Agreement and all other SMB Program Agreements. All terms and provisions of the Master Program Agreement and all other SMB Program Agreements shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of such agreements.

N.            Any reference to “each Seller and each Buyer”, or to “Seller and Buyer”, or any combination of the same, shall refer singularly, as the context may require, to either the Seller or the Buyer, or in the aggregate to both the Seller and the Buyer, again as the context may require.

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SMB SELLER AGREEMENT (E-SIGN)

by and between each Registered Seller of Traded Receivables and The Receivables Exchange, LLC, with all Member Buyers being Third-Party Beneficiaries

Effective as of January 1, 2012

SMB Seller Agreement (E-sign) (2.01 1/12) Copyright © 2012 The Receivables Exchange, LLC. All rights reserved. No third-party shall have the right to copy or emulate any provision of this copyrighted agreement or any feature of the TRE SMB Program, which is proprietary to TRE.

SMB SELLER AGREEMENT (E-SIGN)

SMB SELLER AGREEMENT(E-SIGN)

This SMB Seller Agreement is made and entered into by and between (1) the Seller electronically agreeing to be bound and obligated under the terms and conditions of this Seller Agreement by affirmatively clicking “I Accept” at the appropriate location on the TRE Web site, and (2) The Receivables Exchange, LLC, as owner and operator of the Exchange and as Program Administrator and Collateral Agent. Each Buyer of Seller’s Traded Receivables is and shall be a third-party beneficiary of Seller’s obligations and agreements under this Seller Agreement and all other SMB Program Agreements to which Seller is or may be a party.

PREFACE

A.    This SMB Seller Agreement sets forth the specific agreements and understandings of the Parties with respect to: (i) Seller’s authority to post Eligible Receivables for sale on the Exchange; (ii) TRE’s rights with respect to TRE Work Product Data; (iii) TRE’s authority to provide Seller Information and Account Debtor Information to Buyers and potential Buyers of Seller’s Receivables; (iv) posting procedures and Seller’s additional representations and warranties at time of posting; (v) TRE’s right to direct Account Debtors to pay Collection Proceeds into the Lockbox Account maintained with the Lockbox Account Bank; (vi) other covenants with respect to funds held on deposit in the Lockbox Account; (vii) Consummation of sales of Traded Receivables; (viii) the True Sale effects of such sales; (ix) Seller Fees and Seller Reimbursable Expenses; (x) provisions applicable to charge backs and credit adjustments to Seller’s Traded Receivables; (xi) Seller’s obligation to assist in the collection of Traded Receivables; (xii) Seller Remittance Payments; (xiii) Seller’s Repurchase Obligations; (xiv) Seller late charges; (xv) the potential personal liability of Seller’s Key Principals for certain acts; (xvi) Seller’s grant of a security interest in Seller’s Traded Receivables and other Seller Collateral; (xvii) termination of Seller’s registration rights; (xviii) Seller’s agreement not to deal with member Buyers other than through Program Transactions over the Exchange; (xix) provisions relating to referrals; and (xx) such other matters as included therein.

B.    This SMB Seller Agreement is subject in all respects to the SMB Master Program Agreement by and between the Parties and is supplemented by various other SMB Program Agreements, addenda, schedules and exhibits, all of which shall comprise the agreements of the Parties with respect to the TRE SMB Program, the Exchange and SMB Program Transactions. All terms not otherwise defined in this SMB Seller Agreement shall have the meanings provided in Exhibit I to the SMB Master Program Agreement.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and with the intent are legally bound, Seller absolutely, unconditionally and irrevocably agrees to the following:

Section 1.      Applicability Limited to the SMB Program and SMB Program Transactions.

This Agreement and each Schedule and Addenda attached hereto, and each additional SMB Program Agreement to which Seller may be a Party (including the SMB Master Program Agreement and all applicable Seller Agreements), shall apply to all matters relating to Seller’s participation in the TRE SMB Program and Seller’s sale of SMB Receivables over the Exchange.

Section 2.      Authority to Post Eligible Receivables for Sale on the Exchange.

So long as Seller is registered with TRE and no Seller Event of Default exists or may exist with the passage of time and failure to cure, Seller is authorized to post Seller’s Eligible Receivables for sale over the Exchange. Only Eligible Receivables may be posted for sale.

Section 3.      Communications with TRE and the Exchange.

Seller shall be solely responsible for and shall bear all costs for providing and maintaining all necessary communications with TRE and the Exchange, including computer hardware, software, wiring, communication line access and networking devices.

Section 4.      Accuracy of Data; Authority to Provide Account Debtor Information.

Seller shall be solely responsible for the completeness and accuracy of the Seller Information and Account Debtor Information that Seller may have provided to TRE from time to time, with Seller representing and warranting to TRE and to all Buyers of Seller’s Traded Receivables that such Seller Information and Account Debtor Information is complete and accurate in all material respects at the time provided. Seller further represents and warrants to TRE and to each Buyer of Seller’s Traded Receivables that Seller has the requisite right and authority to provide Account Debtor Information to TRE.

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Section 5.      TRE Work Product Data.

A.    Seller agrees that TRE, through its own analysis and data gathering, may compile and formulate TRE Work Product Data with respect to, among other things, TRE’s transactional and observational experience regarding Seller and Seller’s Registered Account Debtors.

B.    Seller recognizes and agrees that all TRE Work Product Data shall be the sole and exclusive property of TRE, and that TRE shall have the right to sell, resell, distribute and redistribute TRE Work Product Data for any purpose within TRE’s sole discretion, with Seller having no rights or interest therein or in and to any proceeds thereof.

Section 6.      Seller Information, Account Debtor Information and TRE Work Product Data.

A.    Seller authorizes TRE to make available to Buyers and prospective Buyers of Seller’s Receivables such Seller Information and Account Debtor Information as Seller may provide to TRE from time to time, and such other Confidential Information (including TRE Work Product Data) as TRE may have, subject to TRE’s standards of party confidentiality, internet security and privacy. Seller agrees that TRE may make such Seller Information and TRE Work Product Data available to Buyers and potential Buyers over the TRE Platform or in paper or other form.

B.    Seller agrees to periodically update Seller’s Seller Information and Account Debtor Information to include such additional information and reports as TRE may reasonably request.

C.    Seller further agrees to provide TRE with such additional information about Seller and Seller’s business, customers, owners, officers, persons of influence and employees as TRE may reasonably request from time to time.

D.    At the time of each posting of a Receivable on the TRE Platform, Seller recertifies and reaffirms to TRE and to each Buyer and potential Buyer of Seller’s Traded Receivables that the Seller Information and Account Debtor Information that Seller previously provided to TRE is the most current Seller Information and Account Debtor Information available, and accurately reflects Seller’s and each Registered Account Debtor’s then business and financial condition, and that since the date of Seller’s most recent Officer Certificate provided to TRE, no Seller Event of Default has occurred or may exist with the passage of time and failure to cure.

TRE AND TRE RELATED PERSONS ARE NOT RESPONSIBLE FOR BUYER MISUSE OF SELLER INFORMATION, ACCOUNT DEBTOR INFORMATION AND TRE WORK PRODUCT DATA, NOR ARE TRE AND TRE RELATED PERSONS RESPONSIBLE FOR BREACHES OF BUYER OBLIGATIONS TO KEEP SELLER INFORMATION, ACCOUNT DEBTOR INFORMATION AND TRE WORK PRODUCT DATA CONFIDENTIAL.

Section 7.      Posting Procedures.

Seller shall at all times follow the posting procedures implemented by TRE from time to time. Seller has the option of posting single Eligible Receivables or Baskets of multiple Eligible Receivables that satisfy the minimum dollar amount requirements specified by TRE. Seller shall further cooperate with TRE by responding to questions and inquiries submitted by TRE on behalf of Buyers and prospective Buyers of Seller’s Receivables.

Section 8.      Additional Seller Representations and Warranties at Time of Posting.

A.    Each and every time that Seller posts a Receivable for sale on the TRE Platform, Seller reaffirms all of the Seller general representations and warranties as set forth in Part V of the Master Program Agreement, and Seller further affirms, represents and warrants that:

(i) each Posted Receivable in all respects satisfies the requirement of a Eligible Receivable; and

(ii) each Posted Receivable validly exists and represents the bona fide Invoice Payment Obligation of the Account Debtor enforceable against the Account Debtor in accordance with the Invoice terms; and

(iii) to the extent that the Posted Receivable represents the Account Debtor’s Invoice Payment Obligation for goods sold or services performed, such goods and services have been accepted by the Account Debtor without condition or reservation of rights; and

(iv) Seller has satisfied its obligations to pay all applicable sales, use, excise and similar taxes to appropriate Governmental Authorities with respect to sales of goods or performance of services ; and

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(v) Seller knows of no reason why the Account Debtor does not have the financial ability, or the authority, or is not legally or contractually obligated to pay the Posted Receivable in full as and when due; and

(vi) Seller is not then Insolvent or contemplating filing for bankruptcy relief from creditors; and

(vii) Seller is not in default under any loan or debt or performance obligation in favor of any third party creditor of Seller, and Seller is not subject to or contemplating entering into a workout or forebearance agreement with any of Seller’s creditors; and

(viii) Seller fully intends that the sale of the Posted Receivable over the Exchange result in a True Sale for all purposes under Applicable Law.

B.       All Seller representations and warranties under this Section 8, and under Part V of the Master Program Agreement, and under each Officer Certificate provided to TRE, shall conclusively be deemed for all purposes to be made and directed to TRE at TRE’s main office in New Orleans, Louisiana.

Section 9.      Verification.

Seller agrees that TRE or its agent may, in Seller’s name and stead, contact Seller’s Registered Account Debtors to verify (i) the status and existence of each Receivable posted for sale or sold over the Exchange, (ii) the Invoice Face Value amount and the Invoice Due Date thereof, and (iii) such other matters as TRE may deem important.

Section 10.    Requirement That All Registered Account Debtor Invoice Payments Be Paid into the TRE Controlled Lockbox Account.

A.    Seller agrees that TRE may (in Seller’s name or in TRE’s name) instruct each and every one of Seller’s Registered Account Debtors to pay all Invoice Payments under Receivables initially due to Seller into a designated Lockbox Account maintained and controlled by TRE with the Lockbox Account Bank, and further instructing the Account Debtor not to pay Seller directly.

THIS REQUIRMENT APPLIES TO PAYMENT OF ALL INVOICES DUE FROM REGISTERED ACCOUNT DEBTORS TO SELLER, AND IS NOT LIMITED TO INVOICE PAYMENTS DUE UNDER TRADED RECEIVABLES SOLD OVER THE EXCHANGE. ALL REGISTERED ACCOUNT DEBTOR INVOICE PAYMENTS, INCLUDING INVOICE PAYMENTS UNDER SELLER’S OTHER RECEIVABLES NOT SOLD OVER THE EXCHANGE, ARE REQUIRED TO BE PAID INTO THE TRE CONTROLLED LOCKBOX ACCOUNT WITHOUT EXCEPTION.

B.    To the extent that a Registered Account Debtor may have previously received a change in remittance address notice or notification form from Seller or TRE, Seller agrees that TRE may renotify the Registered Account Debtor as TRE may deem to be necessary, making it clear to the Account Debtor that the Account Debtor is required to make all Invoice Payments otherwise due to Seller into the Lockbox Account.

C.    Seller shall further include appropriate written instructions on each Invoice sent to a Registered Account Debtor instructing the Account Debtor to make its Invoice Payments into the TRE controlled Lockbox Account, with Seller removing any contrary written instructions to pay Seller directly.

D.    Once a Registered Account Debtor is instructed to make Invoice Payments into the TRE controlled Lockbox Account, Seller shall have no right whatsoever to counter-instruct the Account Debtor to pay Seller directly or to pay an Affiliate of Seller or some other third Person.

E.     Once a Registered Account Debtor is instructed to make Invoice Payments into the TRE controlled Lockbox Account, Seller shall have no right whatsoever to receive Invoice Payments from the Account Debtor. To the extent that Seller receives any Invoice Payment from a Registered Account Debtor, whether due to Account Debtor error or otherwise, Seller shall immediately turn such payment over to TRE in the form received, without depositing such payment into a Seller deposit account and without comingling such amounts with Seller’s own funds. In the interim, and at all times while Seller may possess or have control over amounts received from Registered Account Debtors, Seller shall hold such funds “in trust” for and on behalf of TRE and Buyers of Seller’s Traded Receivables, with Seller having full fiduciary duties and obligations to segregate and safeguard such funds.

F.     Seller agrees to pay TRE a Misdirected Payment Fee in the amount equal to 10% of each Invoice Payment that a Registered Account Debtor pays to Seller, or to an Affiliate of Seller, after the Registered Account Debtor receives notice from TRE or Seller to make its Invoice Payments into the TRE controlled Lockbox Account, and Seller does not forward such misdirected payment to TRE by no later than the next Business Day following receipt.

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G.    Seller recognizes, confirms and agrees that TRE and Buyers of Seller’s Traded Receivables have or will have a perfected UCC Security Interest in all of Seller’s Traded Receivables sold over the Exchange, and that any failure on the part of Seller to comply with the requirements of Sections 10(D) and (E) above shall constitute a Diversion of funds due to TRE and an act of civil conversion under Applicable Law, giving rise to a Seller Event of Default under Section 13.1 of the Master Program Agreement.

Section 11.    Lockbox Account Bank Authorized to Indorse Seller’s Name on All Instruments Deposited into the Lockbox Account.

Seller irrevocably authorizes the Lockbox Account Bank to indorse Seller’s name on all checks, drafts and instruments deposited into the Lockbox Account for Seller’s account. Seller forever waives any claim that Seller may now or in the future have against the Lockbox Account Bank based on wrongful or unauthorized endorsement of Seller’s name on any check, draft or instrument deposited into the Lockbox Account.

Section 12.    Notification.

A.    Seller agrees that TRE may, at any time before or after the occurrence of a Seller Event of Default, and at TRE’s sole election, notify all or selected Registered Account Debtors of the fact that their Invoice Payment Obligations have been or may be sold over the Exchange, or otherwise encumbered in favor of TRE, and TRE shall have the further right to instruct or reinstruct such Registered Account Debtors to make their respective Invoice Payments directly to TRE at the Lockbox Account address.

B.    All such notifications shall be made pursuant to Sections 9-406(a) and 9-607(a) of the UCC.

C.    Once TRE notifies a Registered Account Debtor to make its Invoice Payments directly to TRE, Seller shall have no right to counter-instruct the Account Debtor to make its Invoice Payments to Seller, or to an Affiliate of Seller, or to any other third person. Any attempt by Seller to do so shall constitute a Diversion of funds due to TRE and to Buyers of Seller’s Traded Receivables, and a civil conversion of Buyer property rights.

Section 13.    Obligation to Accept Winning Bid.

At the close of each Auction, unless TRE otherwise agrees, Seller shall be obligated to accept the Winning Bid (or Winning Bids in the event of sales of multiple Ownership Shares in the same Traded Receivables) falling within the parameters pre-specified by Seller.

Section 14.    Purchase Price and Accrual of Discount Fees.

A.    The Purchase Price of the Auction will be determined upon the Auction Closing Date from the aggregation of all Winning Bids in an Auction. The Purchase Price will be calculated in accordance with the formula provided in Exhibit 1 to the Master Program Agreement (Definitions and Rules of Construction).

B.    Discount Fees will accrue on a daily basis on the unrecovered amount of each Ownership Share, commencing on the Consummation Date until the date that the Buyer is repaid in full. The accrual of Discount Fees will be computed as provided in the Rules and Procedures.

Section 15.    Consummation.

The sale of each Seller Receivable shall be deemed to be Consummated (that is, a completed and final sale under Applicable Law) at the time the Advance Amount (less any Seller Fees and Seller Reimbursable Expenses then due to TRE) is paid to Seller or is otherwise applied by TRE for the Seller’s account.

Section 16.    True Sale of Traded Receivables.

A.    Seller intends that all purchases and sales of Traded Receivables over the Exchange result, for all purposes, in True Sales of a 100% ownership interest in the Traded Receivable by Seller to the Buyer. Following Consummation, Seller shall have no residual rights, title or interest (whether legal, equitable or beneficial) in and to, and no control over, the Traded Receivable and all Collection Proceeds derived or to be derived therefrom, with the Collection Proceeds and any and all monies and funds in any way attributable to the Traded Receivable being exclusively owned by the Buyer.

B.    Seller further agrees that, following Consummation, Seller shall have no right whatsoever (i) to agree to (whether overtly or tacitly) or otherwise allow any compromise, reduction, credit or setoff to be made in or against the amount owed by the Account Debtor under the Traded Receivable, (ii) to issue a new or replacement Invoice, (iii) to instruct or request the

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Account Debtor to make its Invoice Payments to any address other than to the Lockbox Account Bank, or (iv) to receive or apply any Invoice Payment made by the Account Debtor under the Traded Receivables, or (v) to otherwise Divert all or any portion of the Account Debtor’s Invoice Payment.

Section 17.    Seller Fees and Seller Reimbursable Expenses.

A.    Seller agrees to pay Seller Fees to TRE in the amounts provided in Schedule 1 attached hereto, and additionally to pay all Seller Reimbursable Expense to TRE as provided in Section 16.1 of the Master Program Agreement. Once paid, Seller Fees are not subject to refund, rebate or reduction.

B.    Seller agrees that TRE may charge the amount(s) of Seller Fees and Seller Reimbursable Expenses to Seller’s designated credit card, or TRE may include such sums in the amount of Direct Debit Transfers from Seller’s designated deposit account with Seller’s Bank. Alternatively, TRE may set off such amounts so owed by Seller against any amounts then or thereafter due to Seller.

C.    TRE reserves the right to adjust all or any portion of Seller Fees at any time by providing Seller with thirty (30) days’ prior written notice. Any increase or decrease in the amount of Seller Fees shall apply prospectively only to sales of Traded Receivables after the effective date of such adjustment.

Section 18.    Chargebacks, Credit Adjustments and Reissuance of Invoices.

A.    Seller shall immediately notify TRE in writing (i) should a Registered Account Debtor subsequently return purchased goods to Seller for credit, or (ii) should a Registered Account Debtor become entitled to or claim a credit adjustment against the Account Debtor’s Invoice Payment Obligation, or (iii) should a Registered Account Debtor dispute the amount owed under a Traded Receivable or attempt to set off any other amount that Seller may owe to the Account Debtor against the Account Debtor’s Invoice Payment Obligation, or (iv) should Seller subsequently reissue an Invoice with respect to a Traded Receivable after the Receivable has been sold over the Exchange.

B.    Upon the occurrence of any of the events listed in Section 18(A) above, Seller shall immediately pay to TRE for the account of the Buyer of Seller’s Traded Receivable, the full amount of (i) the credit adjustment made or claimed by the Account Debtor against the Account Debtor’s Invoice Payment Obligation, or (as applicable) (ii) the Face Value of the Traded Receivable for which is substitute or corrected Invoice has been issued. Alternatively, TRE may set off any amounts so owed by Seller against any amounts then or thereafter due to Seller.

C.    Any failure on the part of Seller to comply with the requirements of Sections 18(A) and (B) above shall constitute a Diversion of funds due to TRE and to the Buyers, and an act of civil conversion under Applicable Law, giving rise to a Seller Event of Default under Section 13.1 of the Master Program Agreement.

Section 19.    Obligation to Assist in Collection.

Seller agrees to use its best efforts to assist TRE in collecting each Seller Traded Receivable from the Account Debtor. Such assistance shall include (i) making calls to or otherwise contacting the Account Debtor, (ii) forwarding collection and demand letters to the Account Debtor (or permitting TRE to do so), (iii) providing TRE with such information with respect to the Account Debtor as TRE and the Buyer may reasonably require; and (iv) timely performing such further acts and executing such waivers and consents as the Account Debtor may require as a precondition for payment. Seller agrees not to hinder in any way TRE’s efforts in collecting Traded Receivables.

Section 20.    Reconciliation.

Seller agrees to assist TRE in reconciling Registered Account Debtor Invoice Payments and credit adjustments with TRE’s internal records relating to Seller’s Traded Receivables and amounts due and paid and payable thereunder.

Section 21.    Seller Remittance Payment; Right to Setoff; Forfeiture in Seller Event of Default.

A.    Depending upon if and when an Account Debtor pays the full Face Value amount owed under a Traded Receivable, and when such payment is received by TRE in Good Funds, Seller may receive a Seller Remittance Payment payable out of the Retained Amount.

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B.    Seller agrees that TRE may, at any time and for any reason, setoff any amounts that Seller may owe to TRE and to Buyers of Seller’s Traded Receivables against any Seller Remittance Payments that may then or thereafter be due to Seller.

C.    Seller further agrees that Seller shall forfeit any right to receive Seller Remittance Payments so long as (i) any Seller Event of Default exists under Section 13.1 of the Master Program Agreement, and (ii) any amount or contingent amount is owed by Seller under any TRE Program Agreement. Seller’s forfeiture of the right to receive Seller Remittance Payments is an agreed-upon penalty as a result of a Seller Event of Default.

Section 22.    Repurchase Obligations; Right to Setoff and Withhold Payments to Seller.

A.    Seller agrees to repurchase any and all then outstanding Traded Receivables for the Repurchase Price thereof from the applicable Buyer or Buyers when:

(i)    if for any reason the Account Debtor fails to pay the Face Value of the Traded Receivable, in full and in Good Funds, by no later than the 90’th day following the last Invoice Due Date in a Basket of Traded Receivables (an “Account Debtor Event of Default”); or

(ii)   if and when the Account Debtor becomes or otherwise claims to be entitled to a credit adjustment against any amount owed under the Traded Receivable; or

(iii) if and when the Account Debtor raises any defense to payment or otherwise demonstrates that it is unable or unwilling to pay the Face Value of the Traded Receivable in full and when due; or

(iv)  should the Traded Receivable fail to qualify for any reason as an Eligible Receivable eligible to be traded over the Exchange; or

(v)    if and when Seller or the Account Debtor files or becomes subject to a bankruptcy or Insolvency proceeding; or

(vi)  at the time of the occurrence of any other Seller Event of Default not mentioned above.

B.    Seller further agrees to pay the Repurchase Price to TRE, in full and for the Buyer’s account, by no later than the Repurchase Date.

SELLER’S REPURCHASE OBLIGATIONS ARE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE AND ARE NOT SUBJECT TO ANY CLAIM THAT SELLER MAY HAVE AGAINST TRE OR ANY TRE RELATED PERSON, OR TO ANY DEFENSES TO PAYMENT (INCLUDING SURETYSHIP DEFENSES), ALL OF WHICH ARE KNOWINGLY AND WILLINGLY WAIVED BY SELLER.

C.    It is the stated intent of the Parties that Seller’s repurchase of Traded Receivables and payment of the Repurchase Price therefor shall result in a True Sale of such Receivables by the Buyer back to Seller for all purposes, with the Buyer thereafter retaining no rights, title or interest (whether legal or equitable) therein, and with Seller thereafter having total ownership and responsibility for the collection thereof.

D.    Seller agrees that TRE shall have the right to set off any amounts then or thereafter due to Seller (including proceeds derived from sales of Seller’s Traded Receivables over the Exchange), against Seller’s then or contingent Repurchase Obligations in favor of TRE and Buyers of Seller’s Traded Receivables. Seller further agrees that TRE, in its sole Administrative Discretion, shall have the right to withhold payment of funds otherwise due to Seller, and to hold such funds as additional Seller Collateral to secure the prompt and punctual payment and satisfaction of Seller’s present and future obligations (including Seller’s Repurchase Obligations) incident to and as a consequence of the TRE SMB Program.

Section 23.    Offending Key Principal Personal Liability for Seller Diversion of Funds and Other Limited Acts.

A.    Seller agrees that one or more of Seller’s Key Principals who may direct or participate in any of the following offenses (an “Offending Key Principal”), shall be personally liable for losses sustained by TRE and Buyers of Seller’s Traded Receivable as a consequence of (i) any Seller Diversion of funds that are not immediately repaid to TRE, or (ii) acts of fraud by Seller or by an Offending Key Principal, or (iii) any attempt by Seller or by an Offending Key Principal to in any way interfere with TRE’s collection of Traded Receivables from an obligated Account Debtor, or to interfere with TRE’s security rights under this Seller Agreement.

B.    Seller and each Key Principal of Seller agree that TRE may file suit against Seller’s Offending Key Principals along with Seller for any of the reasons mentioned in Section 23(A) above, either before the United States District Court for the Eastern District of Louisiana, or the Civil District Court for the Parish of Orleans, Louisiana, as provided in Section 16.16 of the Master Program Agreement.

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C.    As a result of Seller becoming or remaining a Registered Seller on the Exchange, each Key Principal of Seller shall conclusively be deemed to have accepted Key Principal’s potential personal liability to TRE and to Buyers of Seller’s Traded Receivables (limited to Offending Key Principals and the circumstances described in Section 23(A) above), and to have consented to the personal jurisdiction of the above listed Louisiana courts and to the waiver of trial by jury provisions of Section 16.17 of the Master Program Agreement.

Section 24.    Late Charges.

For each day after the Repurchase Date that Seller fails to pay the Repurchase Price in full to TRE, Seller agrees to pay a daily late charge in an amount equal to .049315% (equating to 18% per annum) multiplied by the then unpaid balance of the Advance Amount for each day that payment is delinquent.

Section 25.    Security Interest.

Seller hereby reaffirms and grants TRE and each Buyer of Seller’s Traded Receivables a continuing Security Interest in the Seller Collateral described in Section 26 below, to secure the prompt and punctual payment and satisfaction of Seller’s present and future obligations (including Seller’s Repurchase Obligations) in favor of TRE and such Buyer incident to and as a consequence of the TRE SMB Program.

Section 26.    Seller Collateral.

Seller Collateral includes the following described property, whether now owned or hereafter acquired, and whether now existing or hereafter arising, and wherever located:

(i)            All of Seller’s Traded Receivables that may be sold over the Exchange; and

(ii)           All monies and funds on deposit in the Lockbox Account with the Lockbox Account Bank, including both Collection Proceeds of Seller’s Traded Receivables sold over the Exchange and Other Proceeds of Seller’s Other Receivables not sold over the Exchange; and

(iii)         All of Seller’s rights, title and interest in and to: (i) all goods and merchandise returned or rejected by Account Debtors relating to or securing any Traded Receivable; (ii) all of Seller’s rights as an unpaid vendor, mechanic, artisan or other lienor, including rights of stoppage in transit, setoff, reclamation and repurchase; (iii) all additional amounts due to Seller from any Account Debtor relating to any Registered Account Debtor Receivable; (iv) if and when obtained by Seller, all real and personal property of third parties in which Seller may be granted a lien or security interest as security for the repayment or enforcement of any Traded Receivable; (v) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing) relating to any Traded Receivable; (vi) all supporting obligations relating to any Traded Receivable; and (vii) all other goods, personal property in which Seller has expressly granted a security interest or may in the future grant a security interest to TRE or a Buyer of Seller’s Traded Receivable; and

(iv)          All of Seller’s files, records, books of account, business papers, accounting software (whether owned by Seller or in which Seller has an interest), tapes, disks and documents relating to in Subsections (i), (ii), and (iii) above; and

(v)            All proceeds of the foregoing in whatever form, including cash, deposit accounts, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other similar documents; and

(vi)          All of Seller’s property and assets as may be in TRE’s or Buyer’s possession or under TRE’s or Buyer’s control, or in the possession or under the control of any other Person acting on either or both their behalf.

Section 27.    Perfection.

Seller agrees that TRE may file whatever financing statements and amendments thereto, and take whatever additional actions as TRE may determine to be necessary and proper to perfect and continue perfection of TRE’s Security Interest in the Seller Collateral. Seller additionally agrees to reimburse TRE for the costs of filing and continuing the effectiveness of such UCC financing statements, and to further pay or reimburse TRE for the amount of any taxes or other charges that may be assessed by Governmental Authorities with respect thereto. Upon request of TRE, Seller agrees to deliver to TRE any and all documents evidencing or constituting the Seller Collateral.

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Section 28.    Seller Default and Enforcement Rights.

A.    Upon the occurrence of a Seller Event of Default, and at any time thereafter, TRE on its own behalf and on behalf of each Buyer of Seller’s Traded Receivables shall have all of the rights of a secured party under the UCC and other Applicable Law. In addition and without limitation, TRE may exercise any one or more of the following Enforcement Rights in addition to the Enforcement Remedies provided in Section 13.2 of the Master Program Agreement and available under the UCC and other Applicable Law:

(i)            TRE may immediately terminate Seller’s rights as a Registered Seller on the Exchange, thereby prohibiting Seller from posting and selling additional Receivables.

(ii)           TRE may require that Seller immediately repurchase all then unpaid and outstanding Traded Receivables that Seller may have previously sold over the Exchange, further requiring that Seller immediately pay TRE the Repurchase Price therefor, in full and in Goods Funds, without further notice to or demand on Seller, which rights are knowingly and willingly waived.

(iii)         To the extent that TRE may not have already done so, TRE may send appropriate notifications to Seller’s Registered Account Debtors under Sections 9-406(a) and 9-703(a) of the UCC, instructing or reinstructing such Registered Account Debtors to make all of their Invoice Payments to TRE at the Lockbox Account address, and not to pay Seller directly.

(iv)          TRE may then proceed to collect all Receivables from the Account Debtors. In this respect, Seller agrees that TRE may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any Registered Account Debtor Receivable or indebtedness thereunder or evidenced thereby, or release all or any part of said indebtedness, without affecting the liability of Seller to TRE and to the Buyers. To that end, Seller irrevocably constitutes and appoints TRE as Seller’s attorney-in-fact, coupled with an interest, with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in Seller’s name or in TRE’s name.

B.    TRE shall have the right, at any time before or after the occurrence of a Seller Event of Default, to apply any and all amounts that TRE or any Buyer may then or thereafter owe to Seller, as well as to apply any funds belonging to Seller that are in TRE’s possession or under TRE’s control (including Seller funds then and thereafter on deposit in the Lockbox Account with the Lockbox Account Bank), to the payment and satisfaction, whole or in part, of Seller’s obligations to TRE and to Buyers of Seller’s Traded Receivables.

C.    Seller shall remain liable for any deficiency that results should the proceeds of the Seller Collateral not be sufficient to fully pay and satisfy Seller’s then obligations in favor of TRE and Buyers of Seller’s Traded Receivables.

D.    Except as may be prohibited by Applicable Law, all of TRE’s Enforcement Rights, whether provided under this Agreement, the Master Program Agreement, or available under Applicable Law, shall be cumulative and may be exercised singularly or concurrently. Election by TRE to pursue any remedy shall not exclude pursuit of any other remedy, specifically and without limitation, nothing under this Agreement shall obligate TRE to pursue Enforcement Rights against the Seller Collateral before filing a collection action against Seller to collect any and all amounts then owed to TRE or Buyer.

Section 29.    Termination.

A.    Seller may elect to notify TRE at any time and for any reason of Seller’s decision to withdraw as a registrant on the Exchange, with Seller having no rights to post additional Receivables for sale on the Exchange after the sending of such notice. Seller further agrees to pay TRE a UCC Termination Fee in the amount provided in Schedule 1 to this Agreement should Seller withdraw as a registrant on the Exchange. TRE’s consent to allow Seller to terminate its relationship with TRE shall be conditioned on Seller paying such UCC Termination Fee to TRE should Seller request TRE terminate its UCC-1 on behalf of the Seller.

B.    TRE shall have the unrestricted right to terminate or to temporarily suspend Seller’s registration rights on the Exchange at any time for any or no reason whether or not a Seller Event of Default then exists. Thereafter, Seller shall have no right to post additional Receivables for sale on the Exchange or to access the TRE Platform.

C.    Following Seller’s termination as a registrant on the Exchange for any reason, whether at Seller’s election or at the election of TRE, Seller’s Repurchase Obligations and other payment and indemnity obligations under the SMB Program Agreements shall continue in effect with respect to previously sold and unpaid Traded Receivables, and Seller shall continue to be obligated to assist TRE and the Buyer in collecting Receivables from Seller’s customers.

D.    TRE’s Security Interest in the Seller Collateral shall continue in effect until such time as all of Seller’s payment and other obligations in favor of TRE and Buyers of Seller’s Traded Receivables have been fully and finally paid and satisfied.

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Section 30.    Exclusive Dealing.

A.    In recognition of TRE’s proprietary rights in and to the Exchange and the SMB Program, Seller unconditionally, absolutely and irrevocably agrees that, unless a borrower-lender or factoring relationship existed between Seller and Buyer before Seller became a Registered Seller on the Exchange, and that relationship was disclosed to TRE as part of Seller’s application process, Seller will not knowingly request, agree to or obtain secured credit from any Buyer that is a then member of the Exchange or that has been a member of the Exchange within the immediately preceding twelve (12) month period, nor will Seller sell its SMB Receivables to any member Buyer independently and outside of SMB Program Transactions over the Exchange. The foregoing prohibitions shall apply so long as Seller is a registrant with TRE and the Buyer is a member of the Exchange, and for a period of one (1) year after Seller’s registration or (as applicable) Buyer’s membership rights terminate for any reason. The foregoing prohibitions additionally shall not apply to loans and other credit accommodations (including sales of accounts receivable and other assets) that Seller may obtain from a Buyer to the extent that such a loan or credit accommodation results from a referral made by an Affiliate of TRE under the Affiliate’s referral program.

B.    So long as Seller is registered with the Exchange, Seller agrees not to knowingly initiate direct communications with any then member Buyer other than through TRE or over the TRE Platform. This prohibition shall not apply to direct communications by and between Seller and any Buyer incident to or in connection with any referral program operated by a TRE Affiliate.

C.    Any knowing violation of this Section 30 shall constitute an additional Seller Event of Default.

THE FOREGOING EXCLUSIVE DEALING COMMITMENT IS A BARGAINED-FOR COVENANT, WHICH IS KNOWINGLY AGREED TO BY SELLER.

Section 31.    Reference to SMB Program Agreements.

This Agreement is subject in all respects to the Amended and Restated SMB Master Program Agreement by and between Seller, TRE and Buyers of Seller’s Traded Receivables, and the Rules and Procedures that apply to the SMB Program. All terms not otherwise defined in this Amended and Restated SMB Seller Agreement shall have the meanings provided in Exhibit 1 to the SMB Master Program Agreement.

Section 32.    Electronic Signature; Seller’s Acceptance, Agreement and Consent to be Bound and Obligated.

By affirmatively clicking “I Accept” at the appropriate location on the TRE Web site, Seller has agreed to be bound and obligated under the terms and conditions of this SMB Seller Agreement effective as of the date that Seller expressed its acceptance. The federal Electronic Signatures in Global and National Commerce Act and other applicable laws govern Seller’s electronic signature, acceptance and consent to this Agreement.

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SCHEDULE 1 TO SMB SELLER AGREEMENT

SELLER FEE SCHEDULE

Fee	Amount
1. Posting Fee	$10.00 per unique Account Debtor
2. Transaction Fees
A. Seller Transaction Closing Fee

	Z-Score	>2.90	2.90-1.23	<1.23
	Face Amount	% Transaction Closing Fee
	$10,000-$49,999	0.50	0.60	0.70
	$50,000-$99,999	0.45	0.55	0.65
	$100,000-$199,999	0.40	0.50	0.60
	$200,000-$499,999	0.35	0.45	0.55
	$500,000+	0.30	0.40	0.50

	Minimum Transaction Closing Fee of $100 per transaction
B. Seller Administration Service Fee	0.10% assessed on all funds deposited into Lockbox Account (including Seller Other Proceeds, if applicable)
3. Seller Failed Payment Fee	$100
4. UCC Termination Fee	$150

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